UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Millennium Pharmaceticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Millennium Pharmaceuticals, Inc.
40 Landsdowne Street
Cambridge, MA 02139
617.679.7000
www.millennium.com

March 29, 2007

To our stockholders:

I invite you to our 2007 annual meeting of stockholders. The meeting is on Thursday, May 10, 2007 at 10:00 a.m., Eastern Time, at the Royal Sonesta Hotel Boston, 40 Edwin Land Boulevard, Cambridge, Massachusetts 02142. For your convenience, we are also offering a webcast of the meeting. If you choose to listen to the webcast, please go to http://www.millennium.com/investors shortly before the meeting time and follow the instructions. If you miss the meeting, you can listen to a replay of the webcast on that site until June 10, 2007. The annual meeting is a terrific opportunity to learn more about our business and operations. I hope you will join us or listen to the webcast.

On the pages after this letter you will find the notice of our 2007 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed your proxy card and our annual report for the year ended December 31, 2006.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet, by telephone, or by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in “street name” — that is, held for your account by a broker or other nominee — you may vote by mailing the enclosed voting instruction card in the envelope provided or by following the instructions for voting by telephone or over the Internet.

Thank you for your ongoing support and continued interest in Millennium.

Sincerely,

DEBORAH DUNSIRE, M.D.
President and Chief Executive Officer

MILLENNIUM PHARMACEUTICALS, INC.
40 Landsdowne Street
Cambridge, Massachusetts 02139

Your Vote
Is Important

Please sign and promptly return your
proxy card in the enclosed envelope or vote
your shares by telephone or over the Internet

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

Date		Thursday, May 10, 2007
Time		10:00 a.m., Eastern Time
Place		Royal Sonesta Hotel Boston, 40 Edwin Land Boulevard, Cambridge, Massachusetts 02142
Webcast		Go to http://www.millennium.com/investors starting at 10:00 a.m. on May 10, 2007. The webcast will be archived on our website until June 10, 2007.
Proposals	1.

Amend our Restated Certificate of Incorporation, as amended, to declassify our Board of Directors so that all directors are elected annually and to eliminate the supermajority voting provision relating to removal of directors.

	2.	Amend our Restated Certificate of Incorporation, as amended, to eliminate supermajority voting provisions.
3.

Election of directors.

If Proposal 1 is approved, the Board will be declassified and stockholders will vote to elect nine directors to hold office for a one-year term until the 2008 annual meeting of stockholders.

If Proposal 1 is not approved, the Board will remain classified and stockholders will vote to elect two Class II directors, each for a three-year term until the 2010 annual meeting of stockholders.

	4.	Approve our 2007 Incentive Plan.
	5.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
	6.	Consider any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
Record Date		You are entitled to vote if you were a stockholder of record on March 15, 2007.

The Board of Directors recommends that you vote FOR Proposals 1, 2, 3, 4 and 5.

On behalf of the Millennium Board of Directors,

JOEL S. GOLDBERG, Secretary

March 29, 2007

TABLE OF CONTENTS

PROXY STATEMENT – 2007 ANNUAL MEETING OF STOCKHOLDERS	1
QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING	1
Why did I receive these proxy materials?	1
Who can vote?	1
How do I vote?	1
What is the difference between holding shares directly in my name and holding shares in “street name”?	2
How can I change my vote?	3
Will my shares be voted if I do not return my proxy?	3
How do I vote my 401(k) shares?	3
What does it mean if I receive more than one proxy card?	4
How many shares must be present to hold the meeting?	4
What vote is required to approve each matter and how are votes counted?	4
How does the Board of Directors recommend that I vote?	5
Are there other matters to be voted on at the meeting?	6
Where do I find the voting results of the meeting?	6
What are the costs of soliciting these proxies?	6
How can I receive future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail?	6
PROPOSAL 1 – AMEND OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO DECLASSIFY OUR BOARD OF DIRECTORS SO THAT ALL DIRECTORS ARE ELECTED ANNUALLY AND TO ELIMINATE THE SUPERMAJORITY VOTING PROVISION RELATING TO REMOVAL OF DIRECTORS	7
PROPOSAL 2 – AMEND OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS	9
PROPOSAL 3 – ELECTION OF DIRECTORS	10
Class I Directors	11
Class II Directors	12
Class III Directors	13
OWNERSHIP OF OUR COMMON STOCK	14
Ownership by Management	14
Section 16(a) Beneficial Ownership Reporting Compliance	15
Ownership By Principal Stockholders	15
OUR CORPORATE GOVERNANCE	16
Our Commitment to Good Corporate Governance	16
Role of Our Board of Directors	16
Board Policies	17
Performance of Our Board	17
Code of Conduct, Business Ethics and Compliance	17
Review and Approval of Transactions with Related Persons	17
Transactions with Related Persons	18
Independence of Directors	19
Executive Sessions of Independent Directors	19
Chairman of the Board	19
Vice Chairman of the Board	20
Committees of the Board	20
Communications with the Board	22
Board Membership Criteria	23
Compensation Committee Interlocks and Insider Participation	23

i

Indemnification of Officers and Directors	23
DIRECTOR COMPENSATION	23
Cash Compensation	24
Stock Compensation	24
Compensation Paid to Non-Employee Directors for 2006	25
COMPENSATION OF EXECUTIVE OFFICERS	27
Compensation Discussion and Analysis	27
Compensation and Talent Committee Report on Executive Compensation	36
Summary Compensation	37
Grants of Plan-Based Awards	39
Outstanding Equity Awards at Fiscal Year-End	41
Option Exercises and Stock Vested	43
Nonqualified Deferred Compensation	43
Employment Agreements and Change in Control Arrangements	44
Potential Payments Upon Termination or Change of Control	46
PROPOSAL 4 – APPROVE OUR 2007 INCENTIVE PLAN	49
Reasons to Approve the 2007 Incentive Plan	49
Summary of the 2007 Incentive Plan	50
EQUITY COMPENSATION PLAN INFORMATION	55
PROPOSAL 5 – RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007	56
AUDIT COMMITTEE REPORT	57
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	59
Aggregate Fees for 2006 and 2005	59
Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services	59
ADDITIONAL INFORMATION	60
Stockholder Proposals for 2008 Annual Meeting	60
Householding of Meeting Materials	60

APPENDIX A – PROPOSAL 1 – AMEND OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO DECLASSIFY OUR BOARD OF DIRECTORS SO THAT ALL DIRECTORS ARE ELECTED ANNUALLY AND TO ELIMINATE THE SUPERMAJORITY VOTING PROVISION RELATING TO REMOVAL OF DIRECTORS

A-1
APPENDIX B – PROPOSAL 2 – AMEND OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS	B-1
APPENDIX C – 2007 INCENTIVE PLAN	C-1

ii

MILLENNIUM PHARMACEUTICALS, INC.
40 Landsdowne Street
Cambridge, Massachusetts 02139

PROXY STATEMENT—2007 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2007 annual meeting of stockholders of Millennium Pharmaceuticals, Inc., including any postponements or adjournments of the meeting. The meeting will be held at the Royal Sonesta Hotel Boston, 40 Edwin Land Boulevard, Cambridge, Massachusetts 02142, on Thursday, May 10, 2007 at 10:00 a.m. Eastern time.

In this proxy statement, we refer to Millennium Pharmaceuticals, Inc. as “Millennium,” “we,” “us” or the “Company.”

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors.

Our annual report for the year ended December 31, 2006 was first mailed to stockholders, along with these proxy materials, on or about March 29, 2007.

Our annual report on Form 10-K for the year ended December 31, 2006 is available over the Internet at our website, http://www.millennium.com/investors, or through the SEC’s EDGAR system at http://www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either: write to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or e-mail Investor Relations at info@mlnm.com.

Questions and Answers About the Proxy Statement and the Annual Meeting

Why did I receive these proxy materials?

We are providing these proxy materials to you in connection with the solicitation by our Board of Directors of proxies to be voted at our 2007 annual meeting of stockholders to be held at the Royal Sonesta Hotel Boston, 40 Edwin Land Boulevard, Cambridge, Massachusetts 02142 on Thursday, May 10, 2007 at 10:00 a.m., Eastern time. As a stockholder of Millennium, you are invited to attend the annual meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Who can vote?

Each share of our common stock that you owned as of the close of business on March 15, 2007, the record date, entitles you to one vote on each matter to be voted upon at the meeting. On the record date, there were 320,097,632 shares of Millennium common stock issued, outstanding and entitled to vote.

How do I vote?	If your shares are registered directly in your name, you may vote:
•

Over the Internet. Go to the website of our tabulator, Computershare Trust Company, N.A., at http://www.investorvote.com and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the Internet, your vote must be received by 1:00 a.m., Central Time, on May 10, 2007.

•

By Telephone. Call 1-800-652-VOTE (8683) toll-free from the U.S. and Canada and follow the instructions. If you are located outside the U.S. and Canada, see your proxy card for additional instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. If you vote by telephone, your vote must be received by 1:00 a.m., Central Time, on May 10, 2007.

•

By Mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to Computershare. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

	•	In Person at the Meeting. If you attend the meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.
If your shares are held in “street name” (held for your account by a broker, bank or other nominee), you may vote:
	•	Over the Internet or By Telephone. You will receive instructions from your broker, bank or other nominee if you are permitted to vote over the Internet or by telephone.
	•	By Mail. You will receive instructions from your broker, bank or other nominee explaining how to vote your shares.
•

In Person at the Meeting. Contact the broker, bank or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

If you choose to listen to the webcast, you should vote your shares using one of the methods described above. It is not possible to vote your shares via the webcast.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record.” This proxy statement, annual report and proxy card have been sent directly to you for Millennium by Computershare.

If your shares are held for you in an account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name.” This proxy statement and annual report have been forwarded to you by your broker, bank or nominee who is considered the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

How can I change my vote?	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:
	•	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
	•	Sign a new proxy and submit it as instructed above.
	•	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet or by telephone or return your proxy or vote by ballot at the meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted.

Proposal 3, to elect directors, and Proposal 5, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, are considered routine matters.

Proposals 1 and 2, to amend our Restated Certificate of Incorporation and Proposal 4 to approve our 2007 Incentive Plan are not routine matters. Your brokerage firm cannot vote your shares with respect to Proposal 1, Proposal 2 or Proposal 4 unless it receives your voting instructions.

We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

How do I vote my 401(k) shares?

You may give voting instructions for the number of shares of Millennium common stock equal to the interest in Millennium common stock credited to your 401(k) plan account as of the record date. To vote these shares, complete and return the proxy card sent to you with this proxy statement by Fidelity Management Trust Company. The 401(k) plan trustee will vote your shares according to your instructions. Only Fidelity and its affiliates or agents will have access to your individual voting directions. Your voting instructions must be received by Fidelity by 12:00 a.m., Eastern time, on May 7, 2007. If you do not send instructions, the trustee will not vote your shares.

You may revoke previously given voting instructions by filing with the trustee either a written revocation or a properly completed and signed proxy bearing a later date.

What does it mean if I receive more than one proxy card?

It means that you have more than one account, which may be at the transfer agent, with stockbrokers or at Fidelity in your Millennium 401(k) plan account. Please vote over the Internet, by telephone or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet, by telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon will be counted as present for the purpose of determining whether a quorum exists.  Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares on a particular matter, which we refer to as “broker non-votes,” will be counted as present for the purpose of determining whether a quorum exists for that proposal.

If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1 – Amend our Restated Certificate of Incorporation, as amended, to declassify our Board of Directors so that all directors are elected annually and to eliminate the supermajority voting provision relating to removal of directors.

To approve Proposal 1, stockholders holding at least seventy-five percent (75%) of Millennium’s issued and outstanding shares of common stock that are entitled to vote must vote FOR Proposal 1.
If your shares are held by your broker in “street name” and you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 1.
Under Delaware law, to determine whether Proposal 1 has received the necessary number of affirmative votes, broker non-votes and abstentions will have the same effect as a vote AGAINST Proposal 1.
Proposal 2 – Amend our Restated Certificate of Incorporation, as amended, to eliminate supermajority voting provisions.
To approve Proposal 2, stockholders holding at least seventy-five percent (75%) of Millennium’s issued and outstanding shares of common stock that are entitled to vote must vote FOR Proposal 2.
If your shares are held by your broker in “street name” and you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 2.
Under Delaware law, to determine whether Proposal 2 has received the necessary number of affirmative votes, broker non-votes and abstentions will have the same effect as a vote AGAINST Proposal 2.

Proposal 3 – Election of directors
If Proposal 1 is approved, the Board will be declassified and stockholders will vote to elect nine directors to hold office for a one-year term until the 2008 annual meeting of stockholders.
If Proposal 1 is not approved, the Board will remain classified and stockholders will vote to elect two Class II directors, each for a three-year term until the 2010 annual meeting of stockholders.
The nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality.
If your shares are held by your broker in “street name” and you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 3.

Abstentions are not counted for purposes of electing directors.  You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld and broker non-votes will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 4 – Approve our 2007 Incentive Plan.
To approve Proposal 4, stockholders holding a majority of Millennium common stock present or represented by proxy at the meeting and voting on the matter must vote FOR Proposal 4.
If your shares are held by your broker in “street name” and you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 4.
Broker non-votes and abstentions will not be counted as votes cast or shares voting on Proposal 4 and will have no effect on the results of the vote.
Proposal 5 – Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
To approve Proposal 5, stockholders holding a majority of Millennium common stock present or represented by proxy at the meeting and voting on the matter must vote FOR Proposal 5.
If your shares are held by your broker in “street name” and you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 5.
Broker non-votes and abstentions will not be counted as votes cast or shares voting on Proposal 5 and will have no effect on the results of the vote.

How does the Board of	Our Board of Directors recommends that you vote:
Directors recommend that I vote?	•

FOR Proposal 1—Amend our Restated Certificate of Incorporation, as amended, to declassify our Board of Directors so that all directors are elected annually and to eliminate the supermajority voting provision relating to removal of directors.

• FOR Proposal 2—Amend our Restated Certificate of Incorporation, as amended, to eliminate supermajority voting provisions.
• FOR Proposal 3—Election of directors.
If Proposal 1 is approved, the Board will be declassified and stockholders will vote to elect nine directors to hold office for a one-year term until the 2008 annual meeting of stockholders.

If Proposal 1 is not approved, the Board will remain classified and stockholders will vote to elect two Class II directors, each for a three-year term until the 2010 annual meeting of stockholders.
	•	FOR Proposal 4—Approve our 2007 Incentive Plan.
	•	FOR Proposal 5—Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Are there other matters to be voted on at the meeting?

We do not know of any other matters that may come before the meeting other than those referred to in this proxy statement. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the meeting?

We will announce the voting results at the meeting.  In addition, we will publish the voting results in our quarterly report on Form 10-Q for the second quarter of 2007, which we are required to file with the Securities and Exchange Commission by August 9, 2007. To request a printed copy of the Form 10-Q write to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or e-mail Investor Relations at info@mlnm.com. You will also be able to find a copy on the Internet through our website at http://www.millennium.com/investors or through the SEC’s electronic data system called EDGAR at http://www.sec.gov.

What are the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation.  We have hired The Altman Group to assist us in the solicitation of proxies.  We have agreed to pay The Altman Group a fee of $8,000, plus reasonable expenses, for these services.  Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail?

This proxy statement and our Annual Report to Stockholders for the year ended December 31, 2006 are available on our website at http://www.millennium.com/investors. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the Internet and save us the cost of producing and mailing these documents in the future. If you are a stockholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a broker, bank or other nominee, you should check the information provided by the nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Proposal 1 – Amend our Restated Certificate of Incorporation, as amended, to declassify our Board of Directors so that all directors are elected annually and to eliminate the supermajority voting provision relating to removal of directors.

The Board of Directors recommends a vote FOR Proposal 1.

Our Board of Directors recommends that stockholders approve a proposed amendment to our Restated Certificate of Incorporation, as amended, to declassify our Board of Directors so that all directors are elected annually and to eliminate the supermajority voting provision relating to removal of directors.

The full text of the proposed amendment and restatement of Article ELEVENTH of our Restated Certificate of Incorporation, as amended, that will be included in the Certificate of Amendment that we will file with the Secretary of State of the State of Delaware if stockholders approve Proposal 1 is attached as Appendix A to this proxy statement.

Current Board Structure and Proposed Declassification

Our Board of Directors is currently divided into three classes.  One class is elected each year and members of each class hold office for three-year terms.  Currently, the term of three Class II directors expires at the 2007 annual meeting, the term of four Class III directors expires at the 2008 annual meeting and the term of three Class I directors expires at the 2009 annual meeting.

If stockholders approve Proposal 1, the Board of Directors will be declassified, resignations will be tendered by the current Class I directors and Class III directors and will become effective and stockholders will elect our entire Board of Directors at the 2007 annual meeting to a one-year term to hold office until the 2008 annual meeting of stockholders.  At each following annual meeting of stockholders, the terms of all directors will expire and their successors will be elected for a one-year term that will expire at the next year’s annual meeting.

Reasons for the Proposed Declassification

Classified boards have been widely adopted by companies and have a long history in corporate law. Proponents of classified boards assert that classified boards:

•  promote the independence of directors because directors elected for multi-year terms are less subject to outside influence;

•  provide continuity and stability in the management of the business and affairs of a company and enhance the company’s ability to engage in long-term strategic planning because a majority of directors will have prior experience as directors of the company; and

•  may enhance stockholder value by motivating an entity seeking control of a target company with a classified board to initiate arm’s-length discussions with the board of the target company because the entity seeking control would be unable to replace the entire board in a single election.

Some investors, however, maintain that classified boards are undesirable for the following reasons:

•  the election of directors is the primary means for stockholders to influence corporate governance policies and hold directors accountable for implementation of policies, and a classified board structure means that stockholders are unable to evaluate and elect all directors on an annual basis;

•  classified boards may discourage takeover proposals and proxy contests that could have the effect of increasing stockholder value;

•       a board of directors should have the opportunity to assess the contributions of all directors annually, and not just of those whose three-year term is scheduled to expire, so that the board’s composition can be appropriately adjusted to address a company’s evolving needs; and

•       stockholders may perceive that classified boards have the effect of entrenching directors and management.

Our Board of Directors has considered the advantages and disadvantages of its classified board structure and determined that the declassification of our Board is in the best interests of Millennium and our stockholders. In reaching this determination, the Board of Directors concluded that the following considerations outweigh the benefits of a classified board:

•       the Board’s belief that, because there is no limit on the number of terms a director may serve, the continuity and stability of the Board’s membership and policies should not be materially affected by the declassification of the Board of Directors; and

•       the Board’s belief that, even though annual election of directors may increase the ability of a third party to acquire control of Millennium without engaging in arm’s-length discussions with the Board, there are other protections, such as statutory “anti-takeover” provisions and our stockholder rights plan, applicable to an acquisition of control of Millennium that limit the likelihood that a third party could successfully take over Millennium without engaging in arm’s-length discussions with the Board.

Accordingly, the Board has recommended to our stockholders that they approve the amendment of our Restated Certificate of Incorporation, as amended, as contemplated by Proposal 1.

Current Supermajority Voting Provision for Removal of Directors and Proposed Amendment

Our Restated Certificate of Incorporation, as amended, currently provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of our capital stock entitled to vote. In connection with the declassification of our Board, Article ELEVENTH of our Restated Certificate of Incorporation, as amended, will be amended and restated to provide that directors may be removed, with or without cause, by the holders of a majority of the voting power of the shares entitled to vote on the matter.

Vote Required and Effect of Voting Results

Our Restated Certificate of Incorporation, as amended, provides that the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of our issued and outstanding common stock entitled to vote is required to approve Proposal 1.

At the annual meeting, stockholders will consider this Proposal 1 before Proposal 3, the election of directors. If stockholders approve Proposal 1, a Certificate of Amendment of our Restated Certificate of Incorporation, as amended, will be filed with the Secretary of State of the State of Delaware to implement Proposal 1. If Proposal 2 is approved by our stockholders, the Certificate of Amendment also will reflect the amendments of our Restated Certificate of Incorporation, as amended, as contemplated by Proposal 2. After the Certificate of Amendment is filed, stockholders will vote to elect nine directors at the annual meeting for a one-year term until the 2008 annual meeting of stockholders. Dr. Lander is not standing for reelection at this meeting. If stockholders do not approve Proposal 1, our Board of Directors will remain classified and stockholders will vote to elect two Class II directors, each for a three-year term until the 2010 annual meeting of stockholders. See Proposal 3 for more information about the election of directors.

Our Board of Directors has approved corresponding amendments to our By-Laws to declassify the Board and eliminate the supermajority voting provision relating to removal of directors. Amended and Restated By-Laws reflecting these amendments will become effective upon effectiveness of the Certificate of Amendment of our Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware.

Proposal 2 – Amend our Restated Certificate of Incorporation, as amended, to eliminate supermajority voting provisions.

The Board of Directors recommends a vote FOR Proposal 2.

Our Board of Directors recommends that stockholders approve a proposed amendment to our Restated Certificate of Incorporation, as amended, to eliminate supermajority voting provisions contained in Article TWELFTH and Article THIRTEENTH.

The full text of the proposed amendment and restatement of Article TWELFTH and Article THIRTEENTH of our Restated Certificate of Incorporation, as amended, that will be included in the Certificate of Amendment that we will file with the Secretary of State of the State of Delaware if stockholders approve Proposal 2 is attached as Appendix B to this proxy statement.

Current Supermajority Voting Provisions and Proposed Amendment

Currently, Articles TWELFTH and THIRTEENTH of our Restated Certificate of Incorporation, as amended, require the affirmative vote of the holders of at least seventy-five percent (75%) of the issued and outstanding shares of our capital stock entitled to vote to amend, repeal or adopt a provision inconsistent with those Articles. Article THIRTEENTH provides that our stockholders may not take action by written consent in lieu of a meeting and Article THIRTEENTH provides that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors. The proposed amendment would eliminate the supermajority voting provisions in those Articles so that either of those Articles could be amended by a majority of the issued and outstanding shares of our capital stock entitled to vote.

Reasons for the Proposed Elimination of Supermajority Voting Provisions

Our Board of Directors has considered the advantages and disadvantages of these supermajority voting provisions, and has determined that the elimination of the provisions is in the best interests of Millennium and our stockholders. In reaching this determination, the Board of Directors concluded that a lower threshold for stockholder amendments to the Restated Certificate of Incorporation and By-Laws may improve our corporate governance profile by allowing increased flexibility in responding to unforeseen events and increasing stockholders’ ability to effectively participate in Millennium’s corporate governance and that those factors outweigh the benefits of maintaining these supermajority voting provisions.

Accordingly, the Board has recommended to our stockholders that they approve the amendment of our Restated Certificate of Incorporation, as amended, as contemplated by Proposal 2.

Vote Required and Effect of Voting Results

Our Restated Certificate of Incorporation, as amended, provides that the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of our issued and outstanding common stock entitled to vote is required to approve Proposal 2.

If stockholders approve Proposal 2, a Certificate of Amendment of our Restated Certificate of Incorporation, as amended, will be filed with the Secretary of State of the State of Delaware to implement Proposal 2. If Proposal 1 is approved by our stockholders, the Certificate of Amendment also will reflect the amendment of our Restated Certificate of Incorporation, as amended, as contemplated by Proposal 1.

Our Board of Directors has approved corresponding amendments to our By-Laws to eliminate the supermajority voting provisions discussed in this Proposal 2. Amended and Restated By-Laws reflecting these amendments will become effective upon effectiveness of the Certificate of Amendment of our Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware.

Proposal 3 – Election of Directors.

If Proposal 1 is approved, the Board will be declassified and stockholders will vote to elect nine directors to hold office for a one-year term until the 2008 annual meeting of stockholders.

If Proposal 1 is not approved, the Board will remain classified and stockholders will vote to elect two Class II directors, each for a three-year term until the 2010 annual meeting of stockholders.

The Board, upon recommendation of the Board Governance Committee, has nominated the persons listed below for election as Directors. Each nominee currently serves as a Director. The Board of Directors recommends a vote FOR the nominees named below.

Our Board of Directors is currently divided into three classes and currently consists of ten members. One class is elected each year and members of each class hold office for three-year terms. Currently, the term of three Class II directors expires at the 2007 annual meeting, the term of four Class III directors expires at the 2008 annual meeting and the term of three Class I directors expires at the 2009 annual meeting. Dr. Eric Lander, who currently serves as a Class II director, has decided not to stand for reelection. Effective upon the expiration of Dr. Lander’s term at the 2007 annual meeting, the number of directors will be decreased to nine.

We are proposing to change the way in which we elect directors. The Board of Directors has adopted a resolution to amend our Restated Certificate of Incorporation, subject to stockholder approval, to declassify our Board of Directors so that all directors are elected annually. See Proposal 1 above. If Proposal 1 is approved by stockholders, resignations will be tendered by the current Class I directors and Class III directors and will become effective and the persons named in the enclosed proxy will vote your shares to elect the nine nominees listed below to a one-year term to hold office until the 2008 annual meeting of stockholders and until their successors are duly elected and qualified, unless you indicate on the proxy that your vote should be withheld from any or all of these nominees.

If proposal 1 is not approved by stockholders, the persons named in the enclosed proxy will vote your shares to elect as Class II directors Charles J. Homcy and Raju Kucherlapati, the two Class II nominees listed below, unless you indicate on the proxy that your vote should be withheld from either or both of these nominees. If elected as Class II directors, Dr. Homcy and Dr. Kucherlapati will hold office until the 2010 annual meeting of stockholders and until their successors are duly elected and qualified.

All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our executive officers or directors.

For more information on nomination of directors, see “Board Governance Committee” below in the section entitled “Committees of the Board” in the discussion of “Our Corporate Governance.”

Below are the names of and additional information about, our directors.

CLASS I DIRECTORS

If Proposal 1 is approved by stockholders, the Board will be declassified, resignations will be tendered by the Class I directors and will become effective and these directors will be nominees for election as directors at the 2007 annual meeting for a one-year term ending at the 2008 annual meeting of stockholders.

If Proposal 1 is not approved by stockholders, the Board will remain classified, the terms of the Class I directors will expire at the 2009 annual meeting and the Class I directors will not be nominees for election at the 2007 annual meeting of stockholders.

DEBORAH DUNSIRE, M.D. Age: 44 President and Chief Executive Officer of Millennium Pharmaceuticals, Inc. Director since July 2005

Dr. Dunsire is President and Chief Executive Officer of Millennium (since July 2005). Prior to joining Millennium, Dr. Dunsire was Head of North American Oncology Operations (2000 to July 2005) and Vice President, Oncology Business Unit (1996 to 2000) of Novartis, a pharmaceutical company. Prior to that she held various positions with Sandoz, a pharmaceutical company (1988 to 1996) in the areas of product management, scientific development and clinical research. Dr. Dunsire is a director of Allergan, Inc., a pharmaceutical company.

ROBERT F. FRIEL Age: 51 Vice Chairman and President of Life and Analytical Sciences of PerkinElmer, Inc. Director since June 2005 Audit Committee (Chairman)

Mr. Friel is Vice Chairman and President of Life and Analytical Sciences of PerkinElmer, Inc., a global technology leader in health services and photonics (since 2005). Prior to being appointed Vice Chairman, Mr. Friel served as Executive Vice President and Chief Financial Officer of PerkinElmer (2004 to 2005). He joined PerkinElmer in 1999 and was one of the primary architects of PerkinElmer’s transformation into a global technology leader in health sciences and photonics. Previously, he held several senior management positions at AlliedSignal, Inc., now Honeywell International, a technology and manufacturing company. Mr. Friel is a director of PerkinElmer and Fairchild Semiconductor International, Inc., a supplier of high performance power products.

NORMAN C. SELBY Age: 54 Senior Managing Director of Perseus, L.L.C. Director since May 2000 Audit Committee Compensation and Talent Committee

Mr. Selby is Senior Managing Director of Perseus, L.L.C., a merchant bank and private equity fund management company (since August 2005). Mr. Selby is also Chairman of Windhover Information, Inc., a publishing and information company serving the pharmaceutical, biotechnology and medical device industries (since May 2004). He served as President and Chief Executive Officer of TransForm Pharmaceuticals, Inc., a drug development company (June 2001 to May 2004). He was Head of Consumer Internet Business of Citigroup, a financial services company (June 1999 to July 2000), Executive Vice President of Citicorp (September 1997 to July 2000) and Director and Senior Partner of McKinsey & Company, an international management consulting firm (1978 to 1997) and Head of the firm’s global pharmaceutical practice. Mr. Selby serves on the Board of the Memorial Sloan-Kettering Cancer Center.

CLASS II DIRECTORS

If Proposal 1 is approved by stockholders, the Board will be declassified, the terms of the Class II directors will expire at the 2007 annual meeting and Dr. Homcy and Dr. Kucherlapati will be nominees for election as directors at the 2007 annual meeting for a one-year term ending at the 2008 annual meeting of stockholders.

If Proposal 1 is not approved by stockholders, the Board will remain classified, the terms of the Class II directors will expire at the 2007 annual meeting and Dr. Homcy and Dr. Kucherlapati will be nominees for election at the 2007 annual meeting as Class II directors for a three-year term ending at the 2010 annual meeting of stockholders.

CHARLES J. HOMCY, M.D. Age: 58 President and Chief Executive Officer of Portola Pharmaceuticals, Inc. Director since December 2002 Research and Development Committee

Dr. Homcy is President and Chief Executive Officer of Portola Pharmaceuticals, Inc., a biotechnology company (since November 2003). He is also a Clinical Professor of Medicine at the University of California, San Francisco Medical School (since 1997) and an attending physician at the San Francisco VA Hospital (since 1997). Dr. Homcy served as Senior Advisor R&D of Millennium (January 2003 to November 2003) and President of Research and Development (February 2002 to December 2002). Prior to joining Millennium, Dr. Homcy was Executive Vice President, Research and Development (1995 to February 2002) and Director (1998 to February 2002) of COR Therapeutics, Inc., a biotechnology company. He served as President of the Medical Research Division of American Cyanamid Company-Lederle Laboratories, a pharmaceutical company (now a division of Wyeth-Ayerst Laboratories) (1994 to March 1995). He is a director of Kosan Biosciences Incorporated, a biotechnology company, Cytokinetics, Incorporated, a biopharmaceutical company, and Geron Corporation, a biopharmaceutical company.

RAJU S. KUCHERLAPATI, PH.D.
Age: 64
Scientific Director of Harvard-
Partners Center for Genetics
and Genomics and Professor
of Genetics at Harvard
Medical School

Director since January 1993
Board Governance Committee
(Chairman)
Research and Development Committee

Dr. Kucherlapati is Scientific Director of the Harvard-Partners Center for Genetics and Genomics and Professor of Genetics at Harvard Medical School (since September 2001). He was Professor and Chairman of the Department of Molecular Genetics at Albert Einstein College of Medicine (1989 to September 2001). Dr. Kucherlapati is a founder of Millennium.

CLASS III DIRECTORS

If Proposal 1 is approved by stockholders, the Board will be declassified, resignations will be tendered by the Class III directors and will become effective and these directors will be nominees for election as directors at the 2007 annual meeting for a one-year term ending at the 2008 annual meeting of stockholders.

If Proposal 1 is not approved by stockholders, the Board will remain classified, the terms of the Class III directors will expire at the 2008 annual meeting and the Class III directors will not be nominees for election at the 2007 annual meeting of stockholders.

A. GRANT HEIDRICH, III Age: 53 Partner Emeritus of Mayfield Director since January 1993 Vice Chairman of the Board Compensation and Talent Committee Board Governance Committee

Mr. Heidrich is Partner Emeritus of Mayfield, a venture capital firm (since January 2004). He served as General Partner and Managing Director of Mayfield (1983 to 2004). He is a director of Cytokinetics, Incorporated, a biopharmaceutical company, and PolyFuel, Inc., a company that develops engineered membranes for fuel cells.

MARK J. LEVIN Age: 55 Director since January 1993

Mr. Levin is retired from his positions of Chairperson of the Board of Directors of Millennium (March 1996 to July 2005), President (1993 to July 2005) and Chief Executive Officer (November 1994 to July 2005). Prior to joining Millennium, Mr. Levin was a Partner at Mayfield, a venture capital firm (1987 to 1994) and held various positions with Genentech, Inc., Foxboro Company, Miller Brewing Company and Eli Lilly and Company (1974 to 1987) in biochemical and process engineering, marketing and project leadership.

KENNETH E. WEG Age: 67 Chairman of Clearview Projects, Inc. Director since March 2001 Chairman of the Board Compensation and Talent Committee (Chairman) Board Governance Committee

Mr. Weg is Chairman of Clearview Projects, Inc., a company engaged in partnering and deal transaction services to biopharmaceutical companies and academic institutions (since February 2001). Mr. Weg served as Vice Chairman (1999 to 2001), member of the Office of Chairman (1998 to 2001), Executive Vice President (1995 to 2001), President of the Worldwide Medicines Group (1997 to 1998), President of the Pharmaceutical Group (1993 to 1996) and President of Pharmaceutical Operations (1991 to 1993) of Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Weg serves on the Board of Fox Chase Cancer Center.

ANTHONY H. WILD, PH.D. Age: 57 Chairman of MedPointe, Inc. Director since February 2006 Audit Committee Research and Development Committee

Dr. Wild is Chairman of MedPointe, Inc., a specialty pharmaceutical company (since September 2001). He was Chief Executive Officer of MedPointe (September 2001 to April 2006). Prior to joining MedPointe, Dr. Wild served as Executive Vice President of Warner-Lambert and President of its pharmaceutical sector until the merger with Pfizer in June 2000, with worldwide responsibility for Warner-Lambert’s pharmaceutical commercial operations and research and development. Before joining Warner-Lambert in 1995, Dr. Wild spent 22 years with Schering-Plough Corporation in a number of positions across the globe, culminating as president of Schering-Plough’s Japanese operations. Dr. Wild also served at Sandoz AG as a development chemist.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On March 15, 2007, Millennium had 320,097,632 shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Millennium common stock, as of that date, by:

•       each of our current directors;

•       each nominee for director;

•       our Chief Executive Officer;

•       our Chief Financial Officer;

•       each of our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2006 and are named in the Summary Compensation Table; and

•       all of our current directors and executive officers as a group.

According to SEC rules, we have included in the column “Number of Issued Shares” all shares over which the person has sole or shared voting or investment power, and we have included in the column “Number of Shares Issuable” all shares that the person has the right to acquire within 60 days after March 15, 2007 through the exercise of any stock option. All shares that a person has a right to acquire within 60 days of March 15, 2007 are deemed outstanding for the purpose of computing the percentage beneficially owned by that person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table.

Name	Number of Issued Shares(1)	Number of Shares Issuable(2)	Total	Percent
Deborah Dunsire, M.D.	734,677	84,374	819,051	*
Robert F. Friel	10,000	24,166	34,166	*
A. Grant Heidrich, III	128,584	147,017	275,601	*
Charles J. Homcy, M.D.	93,683	530,060	623,743	*
Raju S. Kucherlapati, Ph.D.(3)	788,026	135,167	923,193	*
Eric S. Lander, Ph.D.(4)	90,000	152,622	242,622	*
Mark J. Levin	3,020,181	1,890,416	4,910,597	1.5%
Norman C. Selby(5)	10,163	132,379	142,542	*
Kenneth E. Weg	10,000	118,417	128,417	*
Anthony H. Wild, Ph.D.	8,948	5,740	14,688	*
Christophe Bianchi	113,004	62,502	175,506	*
Marsha H. Fanucci	97,301	664,407	761,708	*
Laurie B. Keating	107,463	140,676	248,139	*
Robert I. Tepper, M.D.(6)	112,253	1,275,834	1,388,087	*
All current directors and executive officers as a group (16 persons)	5,540,023	5,712,127	11,252,150	3.5%

*                     Less than one percent

(1)          Includes shares contributed by Millennium to our 401(k) plan for the benefit of the named executive officer as of December 31, 2006 as follows: Dr. Dunsire, 913 shares; Dr. Bianchi, 964 shares; Ms. Fanucci, 4,319 shares; Ms. Keating, 2,301 shares; Mr. Levin, 5,957 shares; Dr. Tepper, 6,450 shares; and all current directors and executive officers as a group, 26,875 shares.

(2)          Shares that can be acquired through stock option exercises through May 14, 2007.

(3)          Includes 3,045 shares held by a custodian under the Uniform Gifts to Minors Act for Dr. Kucherlapati’s son. Dr. Kucherlapati disclaims beneficial ownership of these shares.

(4)          Includes 10,000 shares held by the Lander Family Charitable Trust. Dr. Lander disclaims beneficial ownership of these shares.

(5)          Includes 1,010 shares held by trusts for each of Mr. Selby’s two sons and 1,143 shares held by Mr. Selby’s spouse. Mr. Selby disclaims beneficial ownership of these shares.

(6)          Includes 333 shares held by a custodian under the Uniform Gifts to Minors Act for each of Dr. Tepper’s two sons. Dr. Tepper disclaims beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of reports and written representations submitted to Millennium, we believe that in 2006 our directors and executive officers and beneficial owners of more than 10% of our common stock filed on a timely basis all reports of holdings and transactions in Millennium common stock required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that on December 12, 2006, Mr. Friel filed late a Form 4 reporting that he exercised stock options on December 4, 2006.

Ownership By Principal Stockholders

This table shows certain information, based on filings with the Securities and Exchange Commission as of March 15, 2007, about the beneficial ownership of our common stock as of the date indicated below by each person known to us owning beneficially more than 5% of our common stock.

Name and Address	Number of Shares		Percent
Capital Group International, Inc. and Capital Guardian Trust Company	24,340,780	(1)	7.6%
11100 Santa Monica Blvd.
Los Angeles, CA 90025
ClearBridge Advisors, LLC	34,747,101	(2)	10.9%
ClearBridge Asset Management, Inc.
Smith Barney Fund Management LLC
399 Park Avenue
New York, NY 10022
Goldman Sachs Asset Management, L.P.	32,772,175	(3)	10.2%
32 Old Slip
New York, NY 10005
The TCW Group, Inc., on behalf of the TCW Business Unit	23,244,450	(4)	7.3%
865 South Figueroa Street
Los Angeles, CA 90017
Wellington Management Company, LLP	41,684,032	(5)	13.0%
75 State Street
Boston, MA 02109

(1)          According to a Schedule 13G/A filed jointly with the Securities and Exchange Commission on February 12, 2007, Capital Group International, Inc. reports having sole voting power for 17,776,840 shares and sole dispositive power for 24,340,780 shares and Capital Guardian Trust Company reports having sole voting power for 14,182,540 shares and sole dispositive power for 20,350,380 shares.

(2)          According to a Schedule 13G/A filed jointly with the Securities and Exchange Commission on February 8, 2007, ClearBridge Advisors, LLC, ClearBridge Asset Management, Inc. and Smith Barney Fund Management LLC report having shared power to vote or direct the vote for 28,759,446 shares and shared power to dispose or to direct the disposition of 34,747,101 shares. ClearBridge Advisors, LLC reports having shared voting power for 28,364,823 shares and shared dispositive power for 31,248,279 shares.  ClearBridge Asset Management, Inc. reports having shared voting power for 128,847 shares and shared dispositive power for 3,233,046 shares. Smith Barney Fund Management LLC reports having shared voting power for 265,776 shares and shared dispositive power for 265,776 shares.

(3)          According to a Schedule 13G/A filed with the Securities and Exchange Commission on March 9, 2007, Goldman Sachs Asset Management, L.P. reports having sole voting power for 28,298,363 shares and sole dispositive power for 32,772,175 shares.

(4)          According to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007, The TCW Group, Inc. on behalf of the TCW Business Unit reports having shared voting power for 19,339,675 shares and shared dispositive power for 23,244,450 shares.

(5)          According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007, Wellington Management Company, LLP reports having shared voting power for 24,376,278 shares and shared dispositive power for 41,684,032 shares.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Millennium to achieve business success and to create value for our stockholders. Our Board of Directors is committed to high governance standards and to continually work to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board of Directors

Our Board of Directors currently consists of ten members.  Dr. Lander is not standing for reelection at the 2007 annual meeting.  Effective upon the expiration of Dr. Lander’s term at the 2007 annual meeting, the number of directors will be decreased to nine.  The Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It elects senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our long and short term strategic and business planning, and conducts a year-long process which culminates in Board review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with the Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and committee meetings and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board. We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. We have an orientation procedure for new Board members which introduces each new member to Millennium’s business through a series of meetings with management, tours of facilities, and written materials about Millennium and the biopharmaceutical business.

In 2006, the Board of Directors met 14 times. During 2006, each of our current directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which the director served, except for Dr. Lander who attended 74%. We do not have a policy requiring our Board members to attend our annual meetings of stockholders.  In 2006 all of our Board members attended our annual meeting. We expect our Board members to attend the 2007 annual meeting.

Board Policies

The Board is guided by Board Policies, originally adopted in 2001, and most recently revised in February 2007. In December 2006 and February 2007, the Board amended the Policies to:

•  limit the number of other public company boards on which a director can serve to four;

•  require any director who receives, in the case of an uncontested election, a greater number of votes “withheld” from his or her election than votes “for” his or her election, to offer his or her immediate resignation from the Board, with the Board determining whether or not to accept the director’s resignation following the procedures specified in the Policies; and

•  remove provisions relating to a classified Board if the stockholders approve Proposal 1 to declassify the Board of Directors.

We believe our Board Policies demonstrate our continuing commitment to good corporate governance.  These Policies are reviewed by the Board from time to time, as the Board determines is necessary. The Policies are posted on the corporate governance section of our website at http://www.millennium.com/investors.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. At the beginning of each year, the Board adopts goals that it considers important for the Board to achieve during that year, monitors progress towards those goals throughout the year and conducts a review to assess whether it has successfully achieved those goals and how well the Board has performed in providing oversight and adding value to Millennium. Each of the Board’s standing committees also adopts yearly goals and conducts annual self-evaluations.

The Board Governance Committee periodically assesses the Board’s performance, and the performance of individual members, and reports its conclusions to the full Board. Each Board member annually completes a self-evaluation of his or her contributions. Also, after each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and the conduct of the meeting and to offer suggestions for improvement.

Code of Conduct, Business Ethics and Compliance

The Board of Directors originally adopted our code of business conduct and ethics, the Core Values Handbook, in December 2003, which was most recently revised and updated in June 2006. The Core Values Handbook applies to all members of the Board of Directors and all employees of Millennium, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Handbook also contains additional obligations to which our Chief Executive Officer and senior financial officers are subject. Our Core Values Handbook is posted on the corporate governance section of our website at http://www.millennium.com/investors. We intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, our code of business conduct and ethics. Stockholders may request a free copy of our Core Values Handbook by writing to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139.

Review and Approval of Transactions with Related Persons

The Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Millennium is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board’s Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Committee meetings, subject to ratification by the Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Committee will review and consider:

•  the related person’s interest in the transaction;

•  the approximate dollar value of the amount involved in the transaction;

•  the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•  whether the transaction was undertaken in the ordinary course of our business;

•  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•  the purpose of, and the potential benefits to us of, the transaction; and

•  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Millennium’s best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•  interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 dollars or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•  a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation and Talent Committee in the manner specified in its charter.

Transactions with Related Persons

In November 2003, we entered into a transaction with Portola Pharmaceuticals, Inc., a new biopharmaceutical company focused on the discovery and development of novel therapeutics for the treatment and prevention of severe cardiovascular diseases. Charles Homcy, who serves on our Board of Directors, is Portola’s President, Chief Executive Officer and a member of Portola’s Board of Directors. In connection with this transaction, we licensed to Portola certain rights in the area of thrombosis research, sold to Portola certain assets and subleased to Portola a portion of our leased property in South San Francisco. Under the license, we are entitled to receive milestone and royalty payments upon the achievement of certain events. As a part of this transaction, we were granted shares of Portola’s Series A Preferred Stock valued at $1.0 million. In August 2004 and December 2004, we entered into additional transactions with Portola to license our Factor Xa inhibitor program in return for milestone and royalty payments upon achievement of certain events and to co-develop a device and system for profiling blood deposits based upon a Millennium patent. In December 2005, we amended the 2003 and 2004 license agreements and granted Portola an exclusive license to Millennium’s patent for the profiling device and system and certain other rights. As part of these transactions, we received $500,000 in cash and shares of Portola Series B Preferred Stock valued at $500,000. We did not receive any payments under the license agreements during 2006. Under the sublease with us, Portola pays us monthly rent at a rate which began at approximately $55,000 and increased to approximately $100,000 over a period of three years, after which the rate will be set at the then-current fair market value for the remainder of the term. Portola currently pays us rent of approximately $100,000 per month. During 2006, we received a total of $1.4 million from Portola under the sublease. All of these transactions were negotiated on an arm’s-length basis. We did not follow the related person transaction policy described above for these transactions as we entered into these transactions before we adopted this policy.

Independence of Directors

The Board Policies provide that a substantial majority of the Board as a whole should be composed of independent directors. The Board Governance Committee annually reviews the independence of the directors and reports to the Board which directors it recommends that the Board determine are independent, and the Board makes the determination. No director is considered independent unless the Board has determined that he or she has no material relationship with Millennium, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with Millennium. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. The Board uses the NASDAQ Stock Market listing standards for director independence, applicable laws and regulations and other factors in making its determinations. The independence standards used by our Board of Directors are posted on the corporate governance section of our website at http://www.millennium.com/investors.

The Board has determined that Mr. Friel, Mr. Heidrich, Dr. Kucherlapati, Dr. Lander, Mr. Selby, Mr. Weg and Dr. Wild are currently independent directors and that Dr. Dunsire, Dr. Homcy and Mr. Levin are currently not independent directors. All members of the Audit Committee, the Compensation and Talent Committee and the Board Governance Committee are independent directors.

Executive Sessions of Independent Directors

Directors who are independent under the NASDAQ Stock Market listing standards meet in executive session without management present at every regularly scheduled Board meeting. The independent directors met five times in executive session in 2006. In addition, periodically the Board meets in executive session without the Chief Executive Officer present.

Chairman of the Board

Effective as of July 2005, the Board appointed Kenneth Weg, an independent director, as the Chairman of the Board. The Chairman presides at the meetings of the Board of Directors, sets the agenda for the meeting in consultation with the Vice Chairman, the Chief Executive Officer and the Corporate Secretary, acts as the leader of the non-employee directors and makes himself available to our management on an as needed basis to discuss significant matters.

Vice Chairman of the Board

In August 2005, the Board created the position of Vice Chairman of the Board. The Vice Chairman oversees an annual process of Board and director evaluation, including providing appropriate feedback to the Board. The Vice Chairman provides assistance to the Chairman of the Board, Chief Executive Officer and Corporate Secretary in planning Board agendas, and acts as Chairman of the Board in the absence of the Chairman or a vacancy in the position of Chairman. The position of Vice Chairman assumed the responsibilities of the former position of lead outside director. Mr. Heidrich, an independent director, is currently serving as our Vice Chairman of the Board.

Committees of the Board

The Board currently has four standing committees: the Audit Committee, the Compensation and Talent Committee, the Board Governance Committee and the Research and Development Committee. Each of these committees operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted on the corporate governance section of our website at http://www.millennium.com/investors. Each charter is also available in print to any stockholder who requests it. In December 2006, the Board voted to eliminate the Executive Committee which had not acted since 2003. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit Committee
Members: Robert F. Friel, Chairman Norman C. Selby Anthony H. Wild	Meetings in 2006: 12

The Audit Committee consists entirely of independent directors within the meaning of the NASDAQ Stock Market listing standards, including the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, each of whom satisfies the other requirements of the NASDAQ Stock Market relating to Audit Committee members.

The Board of Directors has determined that Robert F. Friel, Chairman of the Committee, Norman C. Selby and Anthony H. Wild each qualify as an audit committee financial expert.

The Audit Committee’s primary function is to assist the Board in monitoring the integrity of our financial statements and our systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and monitoring the performance of our independent registered public accounting firm. The Committee is responsible for pre-approving any engagements of our independent registered public accounting firm.

The Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our compliance processes.

The Committee members meet regularly with our independent registered public accounting firm without management present and with members of management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements concerning our accounting practices or financial statements.

The Committee conducts a meeting each quarter to review the financial statements prior to the public release of earnings.

The Audit Committee also meets regularly with our chief compliance officer, including the opportunity for a separate private session at every meeting with the chief compliance officer without management present.

The Committee has the authority to retain, approve fees for and terminate special legal, accounting or other consultants to advise the Committee.

Please also see the Audit Committee Report on page 57 below.

Compensation and Talent Committee
Members: Kenneth E. Weg, Chairman A. Grant Heidrich, III Norman C. Selby	Meetings in 2006: 8

The Compensation and Talent Committee consists entirely of independent directors within the meaning of applicable NASDAQ Stock Market listing standards.

The Compensation and Talent Committee’s responsibilities include:

•  establishing the base salary, incentive compensation and any other compensation for the Chief Executive Officer and all other executive officers;

•  monitoring the Company’s management incentive and stock based compensation plans, and discharging the duties delegated to the Committee by the Board or the terms of those plans; and

•  performing other functions or duties deemed appropriate by the Board.

Compensation decisions for all of the Company’s executive officers are made by the Compensation and Talent Committee. The Committee has engaged W.T. Haigh & Co., an outside compensation consulting firm, to conduct an annual review of its total compensation program for executive officers. The agenda for meetings of the Compensation and Talent Committee is determined by its Chairman with the assistance of the Company’s Senior Vice President of Human Resources. The Chief Executive Officer, the Senior Vice President of Human Resources and the General Counsel regularly attend Compensation and Talent Committee meetings. The Compensation and Talent Committee periodically meets in executive session. The Compensation and Talent Committee’s Chairman reports the Committee’s actions and recommendations to the Board. Independent advisors and the Company’s human resources department support the Compensation and Talent Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation and Talent Committee has the authority to retain, approve fees for and terminate advisors and consultants to advise the Committee.

Please also see the Compensation Discussion and Analysis on page 27 and the Compensation and Talent Committee Report on Executive Compensation on page 36 below.

Board Governance Committee
Members:	Meetings in 2006: 3
Raju S. Kucherlapati, Chairman
A. Grant Heidrich, III
Eric S. Lander
Kenneth E. Weg

The Board Governance Committee consists entirely of independent directors within the meaning of applicable NASDAQ Stock Market listing standards. Dr. Eric Lander, who currently serves on the Board Governance Committee, has decided not to stand for reelection to the Board of Directors.

The Board Governance Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs. It periodically evaluates the composition of the Board, the contribution of individual directors, and the Board’s effectiveness as a whole. The Committee also recommends to the Board assignment of Board members to committees. In addition, the Committee reviews compensation for non-employee directors and recommends to the Board changes as appropriate.

The Committee also recommends to our full Board individuals to serve as directors. The Committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Millennium. See the discussion under Board Membership Criteria on page 23 below.

The Board Governance Committee’s process to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation discussed below is followed, the Board Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The Committee also from time to time utilizes the services of a search firm to help identify candidates for director.

The Committee will consider qualified candidates for director recommended and submitted by stockholders. Submissions that meet the then current criteria for Board membership are forwarded to the chairman of the Board Governance Committee for further review and consideration. The Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board Governance Committee, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, Attention: Corporate Secretary. In addition, our By-Laws permit stockholders to nominate individuals, without any action or recommendation by the Board Governance Committee or the Board, for election as directors at an annual stockholder meeting. For a description of this By-Law provision, see Additional Information on page 60 below.

Research and Development Committee
Members:	Meetings in 2006: 3
Eric S. Lander, Chairman until May 10, 2007
Charles J. Homcy, Chairman beginning May 10, 2007
Raju S. Kucherlapati
Anthony H. Wild

The Research and Development Committee addresses drug discovery and pipeline review issues. The Committee is responsible for assisting Millennium in evaluating research and development issues and decisions and providing a detailed perspective on research and development efforts to the Board of Directors. Dr. Eric Lander, who currently serves as the Chairman of the Research and Development Committee, has decided not to stand for reelection to the Board of Directors. Dr. Homcy has been elected Chairman of the Research and Development Committee, beginning May 10, 2007.

Communications with the Board

You may contact the Board of Directors or any committee of the Board by writing to Board of Directors (or specified committee), Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, MA 02139, Attention: Corporate Secretary or by sending an e-mail to “corporatesecretary@mlnm.com.” You should indicate on your correspondence that you are a Millennium stockholder. Communications will be distributed to the Chairman of the Board, Vice Chairman of the Board, the appropriate committee chairman or other members of the Board, as appropriate, depending on the facts and circumstances stated in the communication received. In general, communications relating to corporate governance and corporate strategy are more likely to be distributed than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Anyone may express financial, internal auditing controls, or auditing concerns to the Audit Committee by calling the Corporate Secretary’s helpline voicemail box at 866-469-6566, by sending an e-mail to “corporatesecretary@mlnm.com” or by regular mail sent to Audit Committee, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139 Attention:  Corporate Secretary. Messages to the Audit Committee will be received by our Corporate Secretary who will promptly report all appropriate messages received to the Audit Committee or a designated member of the Audit Committee. You may report your concern anonymously or confidentially.

Board Membership Criteria

The Board Governance Committee reviews with the Board on a periodic basis the appropriate skills and characteristics required of directors in the context of Millennium’s current and future needs. The Committee regularly assesses the skills and characteristics of current directors, identifies opportunities for enhancing the skill sets represented on the Board and prepares appropriate recruiting plans. To be considered as a prospective nominee for director a person should possess the highest personal and professional ethics, have excellent business judgment and the ability to act in the interests of our stockholders, and possess knowledge and abilities that will enable the Board to fulfill its responsibilities. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation and Talent Committee are Mr. Weg, Mr. Heidrich and Mr. Selby. No member of the Compensation and Talent Committee was at any time during 2006, or formerly, an officer or employee of Millennium or any subsidiary of Millennium. No executive officer of Millennium has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Millennium or member of our Compensation and Talent Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Millennium, so that they will serve free from undue concerns for liability for actions taken on behalf of Millennium. This indemnification is required under our corporate charter.

DIRECTOR COMPENSATION

We do not pay directors who are also Millennium employees any additional compensation for their service as a director. Accordingly, for her service as a director, Dr. Dunsire does not receive any additional compensation. We do pay our non-employee directors for their service as directors.

Each year, the Board Governance Committee reviews the compensation we pay to our non-employee directors. The Committee compares our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The Committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Below we show the rate of compensation that we currently pay to our non-employee directors.

Cash Compensation

Each director who is not an employee of Millennium receives:

Type of Fee	Amount	For each
Annual retainer:	$40,000	Year of service
Additional annual retainer for chairman of the board:	$20,000	Year of service
Additional annual retainer for vice chairman of the board:	$10,000	Year of service
Additional annual retainer for chairman of audit committee:	$10,000	Year of service
Additional annual retainer for committee chairman (other than audit committee chairman):	$5,000	Year of service
Attendance:	$2,000	Board meeting attended in person
	$1,000	Board meeting by conference telephone
	$1,000	Board committee meeting attended in person
	$ 750	Board committee meeting by conference telephone

In December 2006, the Board, upon recommendation by the Board Governance Committee, revised the cash compensation portion of non-employee director compensation to allow the directors to choose to receive all or a portion of their annual retainer in the form of our common stock beginning in 2007.

Millennium also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Stock Compensation

Directors also currently participate in our 2000 Stock Incentive Plan, which will be replaced by the 2007 Incentive Plan if stockholders approve Proposal 4. Under the option program for directors adopted by the Board, our non-employee directors currently receive stock option grants as follows:

	Number of shares	Granted in three installments on	Vesting schedule
Initial Option Grant:	35,000	the date the director is first elected, one month later and two months later	monthly beginning one month from the date of election through the fourth anniversary of the date of election
Annual Option Grant:	15,000	May 1st, June 1st and July 1st of each year, prorated for service on the Board of less than one year	1/12th monthly
Non-employee Chairman of
the Board:	10,000	the dates of the annual option grant	1/12th monthly
Chairman of audit committee:	5,000	the dates of the annual option grant	1/12th monthly
Committee chairman (other than
audit committee chairman):	2,500	the dates of the annual option grant	1/12th monthly
Vice Chairman of the Board:	5,000	the dates of the annual option grant	1/12th monthly

Each option terminates on the earlier of ten years after the date of grant or the date 90 days after the option holder ceases to serve as a director (or one year in the case of disability and three years in the event of death).

Under the 2000 Plan, and under the 2007 Incentive Plan if approved by stockholders, an option becomes fully vested in the event of the death of the director. The exercise price of options granted under the 2000 Plan, and under the 2007 Incentive Plan if approved by stockholders, is equal to the closing price of Millennium common stock as quoted on the NASDAQ Stock Market on the date of grant.

Compensation Paid to Non-Employee Directors for 2006

This table shows certain information about compensation of our non-employee directors for 2006.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)(3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert F. Friel	82,000	—	106,475		—	—	—	188,475
A. Grant Heidrich, III	84,750	—	125,255		—	—	—	210,005
Charles J. Homcy	59,000	—	72,619		—	—	—	131,619
Raju S. Kucherlapati	71,000	—	110,386		—	—	—	181,386
Eric S. Lander	62,500	—	110,641		—	—	—	173,141
Mark J. Levin	63,750	—	1,650,935	(4)		—	—	1,714,685
Norman C. Selby	77,750	—	109,080		—	—	—	186,830
Kenneth E. Weg	90,000	—	165,490		—	—	—	255,490
Anthony H. Wild	62,666	—	65,850		—	—	—	128,516

(1)          Deborah Dunsire, our Chief Executive Officer and President, is not included in this table as she is an employee of Millennium and receives no additional compensation for her services as a director. The compensation received by Dr. Dunsire as an employee of Millennium is shown in the Summary Compensation Table on page 37.

(2)          The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of stock options granted under our equity plans and may include amounts from stock options granted in and prior to 2006. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(3)          As of December 31, 2006, each non-employee director holds the following aggregate number of shares under outstanding stock options:  Robert F. Friel, 43,125 shares; A. Grant Heidrich, III, 154,600 shares; Charles J. Homcy, 544,054 shares; Raju S. Kucherlapati, 141,500 shares; Eric S. Lander, 159,080 shares; Mark J. Levin, 1,973,750 shares; Norman C. Selby, 138,837 shares; Kenneth E. Weg, 124,875 shares; and Anthony H. Wild, 29,802 shares. Non-employee directors held no other Millennium stock awards as of December 31, 2006.

(4)          Includes amounts attributable to stock options awarded to Mr. Levin while he was employed as Chairperson, Chief Executive Officer and President of Millennium.

This table shows stock options granted to the non-employee directors in 2006, including the initial stock options granted to Dr. Wild, under the 2000 Stock Incentive Plan.

Name	Grant Date	Number of shares granted	Option Exercise Price Per Share ($/Sh)	Grant Date Fair Value computed in accordance with FAS 123R ($)(1)
Robert F. Friel	05/01/2006	6,042	8.99	16,745
	06/01/2006	6,042	8.36	15,303
	07/01/2006	6,041	9.97	18,701
A. Grant Heidrich, III	05/01/2006	6,667	8.99	18,477
	06/01/2006	6,667	8.36	16,886
	07/01/2006	6,666	9.97	20,636
Charles J. Homcy	05/01/2006	5,000	8.99	13,857
	06/01/2006	5,000	8.36	12,664
	07/01/2006	5,000	9.97	15,479
Raju S. Kucherlapati	05/01/2006	5,834	8.99	16,169
	06/01/2006	5,833	8.36	14,773
	07/01/2006	5,833	9.97	18,058
Eric S. Lander	05/01/2006	5,834	8.99	16,169
	06/01/2006	5,833	8.36	14,773
	07/01/2006	5,833	9.97	18,058
Mark J. Levin	05/01/2006	3,750	8.99	10,393
	06/01/2006	3,750	8.36	9,498
	07/01/2006	3,750	9.97	11,609
Norman C. Selby	05/01/2006	5,000	8.99	13,857
	06/01/2006	5,000	8.36	12,664
	07/01/2006	5,000	9.97	15,479
Kenneth E. Weg	05/01/2006	9,167	8.99	25,406
	06/01/2006	9,167	8.36	23,218
	07/01/2006	9,166	9.97	28,376
Anthony H. Wild	02/03/2006	11,667	10.25	41,408
	03/03/2006	11,667	10.50	47,458
	04/03/2006	11,666	9.97	44,748
	05/01/2006	1,250	8.99	3,464
	06/01/2006	1,250	8.36	3,166
	07/01/2006	1,250	9.97	3,870

(1)   The Grant Date Fair Value computed in accordance with FAS 123R represents the aggregate FAS 123R values of options granted during the year. The weighted-average grant date fair value per option was $2.77 for May 1, 2006, $2.53 for June 1, 2006 and $3.10 for July 1, 2006. The weighted-average grant date fair value per option for the initial stock options granted to Dr. Wild was $3.55 for February 3, 2006, $4.07 for March 3, 2006 and $3.84 for April 3, 2006. There can be no assurance that the Grant Date Fair Value computed in accordance with FAS 123R will ever be realized.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Total Compensation Objectives

We believe that our executive total compensation program is designed to meet the following key objectives.

•  Provide competitive compensation opportunities that enable us to attract, retain and motivate the best talent to lead Millennium.

•   We target our compensation programs to be positioned on average at approximately the 65th percentile for each element of compensation that we award or pay relative to our defined market benchmarks for fully experienced personnel, and for our executive officers, we consider objective measures such as revenue and headcount in defining compensation benchmarks. For critical positions and performers who exceed our high expectations, we support compensation above this level consistent with performance. We believe this approach helps us successfully attract highly talented individuals in an extremely competitive environment.

•  Focus our executive officers on the achievement of our priority performance goals by basing a significant portion of their compensation on company, functional area and individual performance and by the use of compensation elements that are either partly or wholly based on performance.

•   We place a substantial portion of executive officers’ total compensation at risk based on the achievement of annual and longer term financial, commercial, research and development and operating objectives and results through the use of incentive compensation. We believe our executive officer team’s compensation should clearly reflect and be linked to our results and achievement of stated goals and each executive officer’s contribution to our success.

•  Align the interests of our executive officers with those of our shareholders through the use of equity compensation.

•   We grant equity awards to our executive officers that make up a significant portion of their total direct compensation. We use stock options, restricted stock and, beginning with grants made in 2007, restricted stock that vests only on the achievement of certain performance objectives. We believe that a significant weighting of long-term equity compensation in the total compensation package creates alignment with our shareholders.

•  Ensure that executive compensation levels are fundamentally fair relative to compensation levels throughout the company.

•   We offer substantially all elements of our executive total compensation program to all of our full-time employees. This includes eligibility and participation in the success sharing bonus program tied to annual performance objectives and eligibility to receive equity awards to further align their interest with our shareholders and to act like owners of our company. We believe this creates a uniformity of interests and focuses all employees on our key objectives across all levels of the company.

•  Respond to changes at Millennium, within the industry and the general and competitive regional employment markets as we evolve and mature as a financially stable and commercially-focused entity.

•   We have refined and adjusted our compensation practices and will continue to do so. For example, as we have grown into a biopharmaceutical company with a leading therapy on the market, we have expanded the role of performance-based cash and equity compensation elements in the overall mix of compensation. In addition, we continue to leverage our compensation resources to reward individuals in critical positions and performers who exceed our high expectations throughout the organization who we believe are essential to our long-term success.

•  Foster a team-oriented culture built on shared values and a commitment to achieving Millennium’s mission—improving the lives of patients who have illnesses that Millennium is addressing through our research, development and commercial activities.

•   We align our compensation programs to focus our employees’ actions on achieving the priority goals and milestones that will allow us to be successful in achieving this mission.

Elements of Total Direct Compensation and Relationship to Performance

The three basic forms of direct compensation we provide are base salary, annual cash performance awards and long-term equity awards.

Base Salary

Base salary is intended to provide all of our employees with a fair and competitive base level of compensation that reflects their job function, organization level and experience. On an annual basis, all of our employees, including our executives, are eligible for a merit salary increase, with such increase generally determined within the context of our overall annual merit increase budget before more specific individual and market competitive factors are considered. In determining base salaries for our executive officers, base salary levels including annual increases are determined based on an assessment by our Board Compensation and Talent Committee, or the Committee, of performance, as well as the competitive posture of each individual’s base salary compared to the defined market and individual experience.

Annual Success Sharing Bonus Program

Each year, our executive officers, along with all other eligible employees, participate in a success sharing bonus program that is designed to promote the achievement of our priority goals. The Committee establishes annual priority goals it believes can be achieved through sustained high performance. These goals are aligned with the strategic goals approved by the full Board of Directors for each fiscal year and typically address product sales; product and pipeline development; and financial results. For 2006, our success sharing bonus program goals were developed to support our annual and longer term strategic plan and consisted of the following specific performance areas:

•  Growing sales of VELCADE;

•  Advancing our high-priority clinical molecules;

•  Advancing a specified number of drug candidates to development candidate status; and

•  Managing our business to achieve specified financial results.

In 2006, the executive target bonus levels ranged from 45% to 80% of base salary. In 2007, the executive target bonus levels range from 50% to 100% of base salary. Actual awards under the success sharing bonus program can be as low as 0% for performance results below threshold levels or as high as 150% of the target bonus level based on superior company and individual performance. The award opportunities for the named executive officers under the 2006 success sharing bonus program are detailed in the Grants of Plan-Based Awards Table on page 39.

In the first quarter of each year, the Committee assesses the Company’s overall performance compared to the prior year’s priority goals and takes into account other factors it deems appropriate to evaluate our performance for the year in order to create an overall funding pool. Specific awards to individual executives under the plan are based on overall success sharing bonus program funding, the individual’s success sharing bonus program target and a thorough quantitative and qualitative review of each executive’s department and individual performance. Awards under the success sharing bonus program are completely contingent upon company, functional group and individual performance.

Awards under the success sharing bonus program, if any, are generally made in March following the year of performance measurement. Awards under the program for 2006 performance are set forth in the Summary Compensation Table on page 37.

More detail on the 2006 success sharing bonus program goals and assessment of the Company’s 2006 performance follows in Assessment of Millennium’s 2006 Performance.

Equity Compensation—Stock Options and Restricted Stock

Our equity compensation programs are intended to:

•  Directly align the long-term interests of our employees with those of stockholders and instill a shareownership mentality;

•  Promote progress toward the achievement of our long-term strategy; and

•  Assist in the long-term retention of employees by vesting equity awards over multiple years.

Substantially all Millennium employees, including our executive officers, are eligible to participate in our equity compensation plans. Generally, new employees are granted stock options when they start employment and continuing employees are eligible for additional equity grants on an annual basis based on performance and upon promotions to positions of greater responsibility.

Typically, annual grants are made at a regular Committee meeting scheduled in late February or early March. Stock option grants to new hires are made on the last trading day of the month in which they commence employment. Restricted stock grants made to promoted employees are made by the Compensation and Talent Committee at its next meeting following their promotion date. All stock option grants are made with an exercise price of 100% of fair market value based on the closing price of our common stock on the date of grant. Restricted stock grants, generally requiring no purchase by the participant, have a value equal to the fair market value based on the closing price of our common stock on the date of grant.

2006 Ongoing Equity Awards

In 2006, as part of the annual equity grant program for continuing employees, Millennium offered to our executives and other senior level employees the choice to receive their annual equity grant as:

•  100% stock options;

•  100% restricted stock; or

•  50% stock options and 50% restricted stock.

The primary objectives of this approach were to:

•  Introduce the choice to receive restricted stock, which is a more prevalent equity compensation vehicle used by our peer companies, as well as by pharmaceutical companies with which we compete for executive and senior level talent;

•  Allow employees the opportunity to “balance” their equity compensation portfolios, which may be heavily weighted to stock options;

•  Provide participants with a continued choice to receive stock options, which have the potential for greater relative upside gains; and

•  Manage compensation expense under FAS 123R.

A participant who chose restricted shares was granted one restricted share for every three stock options they would have received. This 1:3 ratio of restricted stock to stock options resulted in a reduction in value of approximately 26% for those participants who chose restricted stock, based on a Black-Scholes valuation of our stock options at the time of grant. We believe this “discount” relative to stock options was an appropriate risk adjustment compared to stock options because restricted stock has intrinsic value at grant and a restricted stock award will maintain intrinsic value even if our stock price decreases. Beginning in 2007, all employees eligible for an ongoing equity award participate in the equity choice program.

Ultimately, equity awards to our executive officers are driven by each executive’s performance sustained over time, their ability to impact our results that drive shareholder value, their organization level, their potential to take on roles of increasing responsibility at Millennium, the need for the organization to retain their services and competitive equity award levels for similar positions and organization levels at our peer companies. Grants made to executive officers in 2006 are described in more detail in the Grants of Plan-Based Awards Table on page 39 and the Summary Compensation Table on page 37.

We believe our ongoing equity compensation programs have a significant relationship to our overall performance because:

•  Stock options only have value if our stock price appreciates above the exercise price at the time of exercise, and only vested awards may be exercised; and

•  The value of restricted stock awards will vary with the price of our stock, which will mirror shareholder returns over time.

To further align equity awards with our fundamental performance, beginning with our 2007 ongoing equity awards, the Committee implemented performance based vesting for a portion of these awards. A significant portion of the annual equity awards to all executive officers will vest only upon achievement or over-achievement of predefined performance objectives. For the 2007 ongoing equity awards, at least 40% of the total awards, as calculated on a restricted share basis prior to executive choice, are tied to performance vesting and will only vest if objectives determined by the Committee are achieved or overachieved. Specifically:

•  At least 20% of the award (50% of the performance portion) will vest ratably over four years so long as the predefined annual “target” performance objective is met or exceeded. No shares will vest in years where “target” performance objectives are not achieved and such shares will be forfeited; and

•  At least 20% of the award (50% of the performance portion) will vest ratably over four years so long as the predefined annual “over-achievement” performance objective is met or exceeded. No shares will vest in years where “over-achievement” performance objectives are not achieved and such shares will be forfeited.

For the grant made in February 2007, the “target” and “overachievement” performance measures are based on specified financial objectives for Millennium.

2006 Special Equity Grants

In 2006, we made special restricted stock grants that vest annually over two years to employees with critical skills and top performers, including some executive officers. The purpose of these grants was to recognize and reward certain high performing employees with critical skills to better support our longer term business objectives.

Mix of Direct Compensation Components

As executives have increasing responsibility for and impact on company results, we place greater emphasis on variable, performance-based compensation and longer term compensation elements in the form of equity awards and deferred bonus awards.

We do not have a specific policy or formula used to determine a “mix” of total compensation. In practice, variable, performance-based compensation comprises approximately 50 to 60% of the total direct compensation on average for our executive officers. For Dr. Dunsire, the portion of performance-based compensation in 2006 was approximately 70%.

Elements of Indirect Compensation

The two basic forms of indirect compensation that we provide are benefits programs, such as health, welfare, life, 401(k) and employee stock purchase plan, which are generally available to all employees, and an executive non-qualified deferred compensation program.

Benefits

We provide the following benefits to our executive officers generally on the same basis as the benefits provided to all employees:

•       Health, vision and dental insurance;

•       Life insurance;

•       Short- and long-term disability;

•       401(k) with company match; and

•       Employee stock purchase plan providing for the opportunity to purchase Millennium common stock at a discount to market price.

We believe that these benefits are consistent with those offered by other companies, specifically those with whom we compete for employees.

Non-Qualified Deferred Compensation Program

The only benefit that we offer to our executives and not broadly to other employees is the opportunity to participate in our non-qualified deferred compensation plan. Under the plan, our executive officers and certain other senior level employees may contribute up to 60% of their annual salary and 100% of the success sharing bonus program award on a pre-tax basis to a deferred account. Deferred amounts are invested in the Fidelity Investments Advisor family of funds and any amounts, including dividends and interest, are unfunded liabilities of Millennium. The non-qualified deferred compensation program is intended to operate in a manner consistent with Internal Revenue Code Section 409A.

Role of Our Executives, the Committee and Consultants in Determining Compensation Program and Setting Compensation Levels

Role of the Company and Executive Officers

On our behalf, the Senior Vice President of Human Resources and his staff continually monitor how our compensation programs are working internally, how these programs are perceived by employees, how these programs compare to market practices and if our practices are aligned with emerging compensation trends and best practices. Based on the results of these evaluations, our executive team discusses alternative approaches and improvements and ultimately makes recommendations to the Committee on how to improve and evolve our compensation programs in order to meet our compensation objectives.

Role of Our Board Compensation and Talent Committee

The Committee approves, administers and interprets our compensation programs, including our executive compensation programs, as outlined in its charter.

The Committee reviews and makes recommendations to our Board to ensure that our executive compensation and benefit programs are consistent with our compensation objectives. The Committee administers our equity compensation plans and our success sharing bonus program. The Committee reviews the Chief Executive Officer’s recommendations for compensation of executive officers and approves the compensation for all executive officers including the Chief Executive Officer.

A more detailed description of the role and duties of the Committee can be found under Committees of the Board on page 20.

Role of Consultants

The Committee has engaged W.T. Haigh & Company, Inc., as its independent executive compensation consultant. The consultant works with both the Committee and management to assess the competitiveness of our overall executive compensation and benefits programs, provide information and guidance regarding emerging market practices, trends and changes in regulatory environment and to provide an independent and in some case, an alternative point of view regarding management compensation proposals.

Defining and Comparing Compensation to Market Benchmarks

Each year since 1999 the Committee has engaged W.T. Haigh & Company, Inc. to work with the Committee, the Chief Executive Officer and the Senior Vice President of Human Resources to conduct an executive total compensation review that compares Millennium’s executive total compensation programs and levels to those in our defined market. The consultant works directly with the Committee, the Chief Executive Officer and the Senior Vice President of Human Resources to interpret results, make specific and general recommendations and assist in the determination of next steps.

Defining the Market

For our executives, we compare our executive total compensation practices to others in our industry. For our executives, our primary market comparator is currently a select peer group of 15 product-based biopharmaceutical companies. This group of companies is reviewed with and approved by the Committee annually. For 2006, this group of companies included: Alkermes, Amgen, Amylin, Biogen/IDEC, Celgene Corp., Cephalon, Genentech, Genzyme Corp., Gilead, ICOS, Imclone, MedImmune, OSI Pharma, Protein Design Labs, Sepracor and Vertex.

In order to establish market comparables for non-executive employees, in addition to the select peer group information discussed above, we also review various third-party compensation survey reports, including information about select pharmaceutical company compensation practices, because we compete for talent with those companies.

Determining Market Levels and Specific Comparisons

We compare our practices and levels by each compensation component, by actual and total annual direct compensation, including equity compensation components. We also compare our equity compensation practices to market practices based on company-wide equity utilization comparisons. The competitive comparisons made in this process are used to determine our approximate position relative to the appropriate market benchmark by each compensation component and in total.

As stated in our compensation objectives, we believe we must offer competitive compensation opportunities to ensure that we have a talented and dedicated executive team. Our aim is to pay employees who fully meet the expectations for their role on average at approximately the 65th percentile relative to the defined market benchmark. However, for our executives in particular, we believe there are several other significant factors to consider when evaluating the competitiveness of our total compensation such as:

•                    Our absolute annual and longer term performance compared to our predefined objectives in keeping with the evolution of our company;

•                    Our relative performance to the companies in our primary peer group and the biotechnology and pharmaceutical industries in general; and

•                    Our size relative to the peer group companies as compared by objective scope measures such as:

•                     Revenues,

•                     Operating profit,

•                     Headcount, and

•                     Market capitalization.

We believe that consideration of these additional comparison factors helps us determine the competitiveness of our total compensation practices and levels compared to the market.

Assessment of Millennium’s 2006 Performance

Our business strategy is to build a portfolio of innovative, new medicines based on our understanding of particular molecular pathways that affect the establishment and progression of specific diseases in the fields of inflammation and cancer. We plan to develop and commercialize many of our products on our own, but will seek development and commercial collaborators on favorable terms or when we believe that doing so would be advantageous to us. In order to enable these strategic initiatives to continue, we are focused on growing revenues from VELCADE® (bortezomib) for Injection, making prudent research and development expenditures and decisions to drive our innovative pipeline forward, managing expenses and continuing to analyze and execute potential in-licensing and acquisition opportunities. We are also focused on continually strengthening our management, commercial and scientific teams, in order to provide the human resources necessary to carry out our business objectives.

In 2006, we continued to make significant progress in building a sustainable growth company by announcing a program to further focus resources on our current corporate priorities of advancing VELCADE, exceeding certain key financial goals and accelerating our clinical pipeline. To accomplish this we made a difficult choice to lower investment in discovery technologies and supporting areas. As part of our program, we reduced selected in-house technology platforms and related supporting staff in our discovery organization, particularly where those technologies and skills are readily and cost-effectively available externally. We also scaled back infrastructure supporting these activities. During 2006, we grew VELCADE revenues, decreased expenses, entered into a two-year agreement with Ortho Biotech, Inc., a member of The Johnson and Johnson Family Of Companies, to jointly promote VELCADE in the U.S., evaluated a number of potential in-licensing and acquisition opportunities and progressed our clinical pipeline by developing a new, commercially scalable cell line for our product candidate MLN0002, beginning human trials with the IKKß inhibitor MLN0415, starting a proof of concept trial with MLN3897 in rheumatoid arthritis and moving our product candidate MLN8237 towards clinical trials.

These accomplishments reflected the efforts of our employees, including members of our executive team, and were taken into account by the Committee in providing our executives with salary increases, equity grants and annual cash performance awards under our success sharing bonus program at 110% of target. In making this determination, the Committee considered our progress against the predefined success sharing bonus program goals as well as our additional accomplishments during 2006 as described above.

2006 Direct Compensation Actions for Our Chief Executive Officer and other Named Executive Officers

Compensation actions for 2006 with respect to the Chief Executive Officer reflect the Committee’s assessment of performance relative to company goals and objectives and individual performance objectives. Compensation actions for 2006 with respect to the our other named executive officers reflect our Chief Executive Officer’s and the Committee’s assessment of performance relative to company goals and objectives, departmental or functional area goals and individual performance objectives. Each executive’s compensation was also compared with market benchmarks, as described above.

In making its equity awards in March 2006 to our executive officers, the Committee considered our executive team’s:

•                    Expected continued leadership of and contributions to the achievement of our long-term business strategy discussed above;

•                    Continued strategic efforts to focus our resources on our key priorities and achieve desired financial results; and

•                    Success in our continued efforts to grow sales of VELCADE.

In approving the fiscal year 2006 success sharing bonus program awards to our executive officers, the Committee considered our executive team’s success in:

•                    Achieving results versus the specific goals for 2006 described above;

•                    Leading the continued rebalancing of our workforce and resources while maintaining a corporate culture focused on innovation, collaboration and accountability;

•                    Creating increased accountability for corporate results; and

•                    Exploring and executing on transactional and financing opportunities, including our $250,000,000 convertible debt offering and our two-year co-promotion agreement with Ortho Biotech, Inc.

In connection with our special restricted stock grants to certain high performing employees with critical skills as described above under Equity Compensation—Stock Options and Restricted Stock:

•                    On March 3, 2006, we granted to Ms. Keating 30,000 shares of restricted stock; and

•                    In December 2005, the Committee amended the vesting of the 45,000 and 35,000 shares of restricted stock granted on September 15, 2005 to each of Dr. Tepper and Ms. Fanucci, respectively, so that one-half of the grants vested on September 15, 2006 and the remainder vests on September 15, 2007.

In connection with the commencement of his employment in 2006, we paid Dr. Bianchi a sign-on bonus of $25,000.

Additional details of the 2006 compensation actions for our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2006 are provided in the Summary Compensation Table on page 37 and the Grants of Plan-Based Awards Table on page 39.

2007 Direct Compensation Actions for Our Chief Executive Officer and other Named Executive Officers

As of March 1, 2007, the following 2007 compensation actions have been made:

	Base Salary		Success Sharing Target		Equity Awards
Name	2007 Salary	% Increase(1)	2007 Target	% Increase as a % of Salary	Stock Options	Time- Vested Restricted Stock	Performance- Vested Restricted Stock
Deborah Dunsire	$880,000	6.02%	100%	20%	100,000	100,000	111,200
Marsha H. Fanucci	$455,184	6.99%	50%	5%	45,000	24,230	20,000
Robert I. Tepper	$473,098	—%	50%	5%	—	—	—
Christophe Bianchi	$440,232	6.08%	50%	5%	—	60,565	25,000
Laurie B. Keating	$395,000	6.01%	50%	5%	—	37,730	19,000

(1)             Percent increase based on salary in effect on February 28, 2007. Includes merit increases and market-based adjustments.

Tax and Accounting Considerations for Executive Compensation.

Deductibility of Executive Compensation—IRC Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows the deductibility of compensation paid to Millennium’s Chief Executive Officer and four other most highly compensated officers to the extent it exceeds $1 million per executive. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. Prior to introducing restricted stock grants in 2005, all awards made under Millennium’s equity compensation plans were structured and administered in a manner intended to comply with the performance-based exception to Section 162(m) and all cash and equity compensation awarded to Millennium’s Chief Executive Officer and four other most highly compensated individuals complied with Section 162(m) and was deductible by Millennium. We anticipate that the deduction limit will be exceeded for certain executive officers and a portion of executive compensation was not deductible in 2006 and believe some compensation will not be deductible in 2007 and beyond. The 2007 Incentive Plan, which we are asking the shareholders to approve, will allow us to deduct some future equity and cash compensation that we cannot currently deduct. We plan to maintain the deductibility of executive compensation to the extent appropriate and such payments are consistent with our compensation objectives.

However, the Committee believes that it is appropriate to retain discretion in determining executive compensation and will reserve the right to exercise this discretion in determining compensation in excess of the limit when such payment is deemed appropriate. The Committee will continue to monitor the requirements of the Internal Revenue Code to determine what further actions, if any, should be taken with respect to Section 162(m) relative to Millennium’s executive compensation programs. Millennium expects that the deductibility limit of Section 162(m) currently will not have a material effect on our results of operation.

Non-Qualified Deferred Compensation—IRC Section 409A

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions of the Code that are currently effective. A more detailed discussion of our non-qualified deferred compensation arrangements is provided above under the heading Nonqualified Deferred Compensation Program.

Accounting for Stock-Based Compensation—FAS 123R

Effective January 1, 2006, we include the accounting impact of equity awards as required under FAS 123R in our 2006 financial statements. The non-cash accounting charge for equity compensation has not been a primary factor considered in determining the size of individual awards or the equity awards granted to employees, consultants and directors company-wide. We will continue to carefully quantify and monitor the non-cash accounting expense of our equity programs.

Employment Agreements, Change in Control and Severance Benefits

We have entered into employment agreements with our executive officers, including our Chief Executive Officer and all named executive officers. These agreements are described in more detail on page 44. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change in control of the Company, a termination without cause by us, or a termination by the executive for good reason, each as is defined in the agreements.

Additionally, in March 2006, our Compensation and Talent Committee approved the Company’s Key Employee Change in Control Severance Plan. The Severance Plan provides separation pay and benefits to the Company’s employees at the level of Senior Vice President and above whose employment is involuntarily terminated without cause or who voluntarily terminate their employment for good reason within one month before or 12 months following the effective date of a change in control of the Company. The Key Employee Change in Control Severance Plan is described in more detail on page 45.

Our 2007 Incentive Plan, if approved by stockholders, and other of our equity incentive plans under which we have issued equity awards to our executive officers, provide for full accelerated vesting of stock awards for holders who terminate their employment for good reason or are terminated without cause within one month before or 12 months following a change of control.

The change of control provisions and the related severance compensation provisions of the employment agreements with our executive officers, our Key Employee Change in Control Severance Plan and our stock incentive plans are designed to meet the following objectives:

1.                 Change in Control: As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations, licensing and other ways in which we may work together to further our respective long-term objectives. In addition, many larger, established pharmaceutical companies consider companies at similar stages of growth as Millennium as potential acquisition targets as a means of adding value to their commercial, discovery and development pipelines. In some scenarios, the potential for merger or acquisition may be in the best interests of shareholders. We provide severance compensation if an executive is terminated as a result of a corporate transaction in order to maintain the continuity of management during the transaction and in order to promote the ability of our executive officers to act in the best interests of our shareholders even though there exists the possibility that they could be terminated as a result of the transaction.

2.                 Termination Without Cause by the Company or for Good Reason by the employee: If we terminate the employment of an executive officer without cause or an executive terminates his or her employment with us for good reason, each as defined in the agreements, we are obligated to continue to pay their base salary through the remainder of their contractual term. We believe this is appropriate because:

•       The terminated executive is bound by confidentiality and non-compete provisions covering one year post termination;

•       We and the executive have a mutually agreed to a severance package that is in place prior to any termination event. This provides us more flexibility to make a change in senior management if such a change is in the best interests of the company and our shareholders; and

•       The terminated executive receives a fair severance payment that is defined in advance of a termination without cause.

Compensation and Talent Committee Report on Executive Compensation

The Compensation and Talent Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussions, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation and Talent Committee
Kenneth E. Weg, Chairman
A. Grant Heidrich, III
Norman C. Selby

Summary Compensation

This table shows certain information about the compensation of our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2006.

Summary Compensation Table
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($) (6)	Total ($)
Deborah Dunsire	2006	825,000	1,000	(7)	1,261,132	924,123	800,000	—	63,209	3,874,464
Chief Executive Officer and President
Marsha H. Fanucci	2006	421,357	1,500	(7)	313,142	877,820	225,000	—	16,780	1,855,599
Senior Vice President and Chief Financial Officer
Robert I. Tepper	2006	470,951	1,000	(7)	422,116	810,478	175,000	—	12,021	1,891,566
President, Research and Development
Christophe Bianchi	2006	380,417	26,000	(8)	145,173	293,224	195,000	—	469,571	1,509,385
Executive Vice President, Commercial Operations
Laurie B. Keating	2006	370,223	1,500	(7)	346,541	376,203	180,000	—	12,254	1,286,721
Senior Vice President and General Counsel

(1)             Bonus amounts awarded to each executive officer in 2007 for the year ended December 31, 2006 under our ongoing Success Sharing Bonus Plan are reported in column (g).

(2)             The amounts in column (e) reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of restricted stock awarded under our equity plans and may include amounts from awards granted in and prior to 2006. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(3)             The amounts in column (f) reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of stock options granted under our equity plans and may include amounts from stock options granted in and prior to 2006. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(4)             The amounts in this column (g) reflect cash bonus awards paid in 2007 to each executive under the 2006 Success Sharing Bonus Plan. See discussion of this plan beginning on page 28 of this proxy statement.

(5)             Under the terms of their employment agreements, Millennium contributed an amount into a tax deferred account for each of Dr. Dunsire and Dr. Bianchi at the time they commenced employment with Millennium. These tax deferred accounts may invest in funds similar to those offered through the 401(k) plan, including funds available through the Fidelity Funds Network. Because participants in our 401(k) plan may also invest in the funds available through the Fidelity Funds Network at an additional cost of $100 annually, Dr. Dunsire and Dr. Bianchi did not receive above-market or preferential earnings on their tax deferred accounts.

(6)             All other compensation in column (i) includes:

Name	Term life insurance premiums paid by Millennium	Dollar value of Millennium common stock contributed by Millennium to the executive’s account under 401(k) Plan	Other
Deborah Dunsire	$720	$9,900	$52,589	(a)
Marsha H. Fanucci	$1,656	$9,900	$5,224	(b)
Robert I. Tepper	$1,656	$9,900	$465	(c)
Christophe Bianchi	$990	$9,690	$458,891	(d)
Laurie B. Keating	$1,656	$9,900	$698	(c)

(a)             Includes $12,322 for travel, hotel and related expenses for the executive and the executive’s spouse paid by Millennium, including $3,912 as a gross-up for the related tax liability; a $30,938 mortgage subsidy; $8,864 for tax preparation services including $2,814 as a gross-up for the related tax liability and $465 as a gross-up for the tax liability relating to the gift certificate reported in column (d) of the Summary Compensation Table.

(b)            Represents $4,526 imputed income relating to premium payment for domestic partner medical insurance and $698 as a gross-up for the tax liability relating to gift certificates reported in column (d) of the Summary Compensation Table.

(c)             Represents amounts paid as a gross-up for the tax liability related to the gift certificate(s) reported in column (d) of the Summary Compensation Table.

(d)            Includes $12,430 for travel, hotel and related expenses for the executive and the executive’s spouse paid by Millennium, including $3,947 as a gross-up for the related tax liability; $445,996 paid under Millennium’s relocation program in connection with Dr. Bianchi’s relocation to the Boston area, including $25,106 as a gross-up for the related tax liability and $327,175 for the selling costs on his former residence; and $465 as a gross-up for the tax liability relating to the gift certificate reported in column (d) of the Summary Compensation Table.

(7)             Represents a gift certificate(s) awarded to the executive.

(8)             Includes a sign on bonus of $25,000 and $1,000 for a gift certificate awarded to the executive.

This table shows certain information about the grants of plan-based awards in 2006 to our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2006.

Grants of Plan-Based Awards

		Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Grant	Approval	Threshold	Target	Maximum	or Units	Underlying		Awards	Awards
Name	Date	Date (1)	($)	($)	($)	(#)(3)	Options (#)		($/Sh)	($)(5)
Deborah Dunsire	1/1/2006	—	332,000	664,000	996,000	—	—		—	—
	3/6/2006	3/3/2006	—	—	—	133,335	—		$—	$1,364,017
Marsha H. Fanucci	1/1/2006	—	95,721	191,442	287,162	—	—		—	—
	3/6/2006	3/3/2006	—	—	—	41,670	—		$—	$426,284
Robert I. Tepper	1/1/2006	—	106,447	212,894	319,341	—	—		—	—
	3/6/2006	3/3/2006	—	—	—	59,000	—		$—	$603,570
Christophe Bianchi	2/1/2006	—	85,445	170,889	256,334	—	—		—	—
	2/1/2006	12/14/2005	—	—	—	30,000	—		$—	$308,400
	2/28/2006	12/14/2005	—	—	—	—	66,667	(4)	$10.48	$245,421
	3/31/2006	12/14/2005	—	—	—	—	66,667	(4)	$10.09	$262,986
	4/28/2006	12/14/2005	—	—	—	—	66,666	(4)	$9.08	$235,203
Laurie B. Keating	1/1/2006	—	83,838	167,675	251,513	—	—		—	—
	3/3/2006	12/14/2005	—	—	—	30,000	—		$—	$315,000
	3/6/2006	3/3/2006	—	—	—	40,000	—		$—	$409,200

(1)    Represents the date of the Compensation and Talent Committee meeting at which the date of grant of the option or restricted stock grant was approved.

(2)    Reflects the threshold, target and maximum award amounts under our 2006 Success Sharing Bonus Program. The amounts actually paid in 2007 to the named executive officers under the 2006 Success Sharing Bonus Program are shown in column (g) of the Summary Compensation Table above. Also see discussion of the Success Sharing Bonus Program in the Compensation Discussion and Analysis beginning on page 28.

(3)    Shares of restricted stock granted under our 2000 Stock Incentive Plan. The awards granted on 3/6/2006 vest for 25% of the number of shares granted on each of the first, second, third and fourth anniversaries of the grant date. The award granted on 3/3/2006 to Ms. Keating vested for 50% of the number of shares granted on 1/1/2007 and will vest for 50% on 1/1/2008.

(4)    On 2/1/2007, the option became exercisable for 25% of the number of shares granted and will become exercisable for 1/48th of the number of shares granted monthly beginning 3/1/2007.

(5)    Grant Date Fair Value computed in accordance with FAS 123R represents the aggregate FAS 123R values of stock and options granted during the year. The weighted-average grant date fair value per option for stock options granted to Dr. Bianchi was $3.68 for February 28, 2006, $3.94 for March 31, 2006 and $3.53 for April 28, 2006.

On September 15, 2005, Millennium issued to Robert Tepper 45,000 shares of the Company’s common stock and issued to Marsha H. Fanucci 35,000 shares of the Company’s common stock under Restricted Stock Agreements dated September 15, 2005. On March 3, 2006, the Compensation and Talent Committee of the Board of Directors amended the Restricted Stock Agreements with Dr. Tepper and Ms. Fanucci to change the vesting schedule from 50% of the shares vesting on September 15, 2008 and 50% on September 15, 2009 to 50% of the shares vesting on September 15, 2006 and 50% on September 15, 2007.

This table shows certain information about the outstanding unexercised stock options and unvested restricted stock awarded to our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2006. See the notes to the table for the vesting schedule for stock options and restricted stock awards listed in the table.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
												Equity
					Equity							Incentive
					Incentive							Plan Awards:
					Plan						Equity Incentive	Market or
					Awards:						Plan Awards:	Payout Value
					Number of			Number of		Market Value	Number of	of Unearned
					Securities			Shares or		of Shares or	Unearned	Shares, Units
	Number of Securities				Underlying			Units of		Units of Stock	Shares, Units or	or Ohter
	Underlying Unexercised				Unexercised	Option	Option	Stock That		That Have Not	Other Rights	Rights That
	Options (#)				Unearned	Exercise	Expiration	Have Not		Vested (1)	That Have Not	Have Not
Name	Exercisable		Unexercisable		Options (#)	Price ($)	Date	Vested (#)		($)	Vested (#)	Vested ($)
Deborah Dunsire	15,624	(2)	96,876	(2)		$10.00	7/18/2015	533,335	(23)	$5,813,352
	15,625	(2)	96,875	(2)		$9.99	8/31/2015
	15,625	(2)	96,875	(2)		$9.33	9/30/2015
Marsha H. Fanucci	120,000					$48.125	7/31/2010	59,170	(24)	$644,953
	4,302					$33.25	3/6/2011
	4,302					$26.55	4/6/2011
	4,301					$37.78	5/4/2011
	6,019					$16.13	9/26/2011
	13,164					$19.49	2/27/2012
	13,164					$22.04	3/27/2012
	6,855					$18.42	4/26/2012
	2,752		236	(3)		$7.99	10/17/2012
	2,752		236	(4)		$8.27	11/15/2012
	2,751		236	(5)		$9.35	12/17/2012
	18,229		1,042	(6)		$6.88	2/26/2013
	5,904		1,215	(7)		$12.57	7/31/2013
	5,903		1,215	(8)		$13.91	8/29/2013
	18,230		1,042	(9)		$14.68	9/2/2013
	5,903		1,215	(10)		$15.45	9/30/2013
	6,077		1,736	(11)		$15.92	10/31/2013
	6,076		1,736	(12)		$15.83	11/28/2013
	6,076		1,736	(13)		$18.65	12/31/2013
	26,563		10,937	(14)		$17.77	2/25/2014
	15,104		9,896	(15)		$11.15	7/28/2014
	15,104		9,896	(16)		$11.89	8/31/2014
	26,563		10,937	(17)		$12.09	9/1/2014
	70,313		54,687	(18)		$13.36	9/23/2014
	15,104		9,896	(19)		$13.67	9/30/2014
	92,970		119,530	(20)		$8.41	3/3/2015
Robert I. Tepper	37,512					$3.4688	8/7/2007	81,500	(25)	$888,350
	12,500					$4.9533	10/27/2007
	39,108					$4.7188	4/22/2008
	154,080					$8.125	3/26/2009
	80					$0.0650	1/21/2009
	76					$1.4017	1/26/2009
	2,352					$1.125	2/25/2009
	2,304					$1.4017	4/12/2009
	96,000					$44.00	3/14/2010
	28,334					$33.25	3/6/2011
	28,333					$26.55	4/6/2011
	28,333					$37.78	5/4/2011
	25,000					$35.78	6/21/2011
	25,000					$32.09	7/20/2011
	25,000					$23.41	8/21/2011
	50,000					$16.13	9/26/2011
	25,000					$19.49	2/27/2012
	25,000					$22.04	3/27/2012
	25,000					$18.42	4/26/2012
	15,724	(3)	943	(3)		$7.99	10/17/2012
	15,724	(4)	943	(4)		$8.27	11/15/2012
	49,057		943	(5)		$9.35	12/17/2012
	33,333					$8.40	1/17/2013
	33,333					$6.71	2/17/2013
	59,896	(6)	2,604	(6)		$6.88	2/26/2013
	59,896	(9)	2,604	(9)		$14.68	9/2/2013
	71,276	(14)	29,349	(14)		$17.77	2/25/2014
	71,276	(17)	29,349	(17)		$12.09	9/1/2014
	92,970	(20)	119,530	(20)		$8.41	3/3/2015

Christophe Bianchi		66,667	(21)	$10.48	2/29/2016	30,000	(26)	$327,000
		66,667	(21)	$10.09	3/31/2016
		66,666	(21)	$9.08	4/28/2016
Laurie B. Keating	28,124	21,876	(22)	$13.67	9/30/2014	70,000	(28)	$763,000
	28,125	21,875	(22)	$12.98	10/29/2014
	28,125	21,875	(22)	$12.62	11/30/2014
	36,133	46,455	(20)	$8.41	3/3/2015

   (1) Based on $10.90 per share, the closing sales price of Millennium common stock on December 29, 2006.

   (2) Becomes exercisable for 1/4 of the total number of shares granted on 07/18/2006 and for 1/48th monthly thereafter beginning 08/18/2006.

   (3) Becomes exercisable for 1/53rd of the total number of shares granted monthly beginning 11/17/2002.

   (4) Becomes exercisable for 1/53rd of the total number of shares granted on 11/15/2002 and for 1/53rd monthly thereafter beginning 11/17/2002.

   (5) Becomes exercisable for 2/53rds of the total number of shares granted on 12/17/2002 and for 1/53rd monthly thereafter beginning 01/17/2003.

   (6) Becomes exercisable for 1/48th of the total number of shares granted monthly beginning 03/26/2003.

   (7) Becomes exercisable for 1/48th of the total number of shares granted monthly beginning 08/07/2003.

   (8) Becomes exercisable for 1/48th of the total number of shares granted on 08/29/2003 and for 1/48th monthly thereafter beginning 09/07/2003.

   (9) Becomes exercisable for 6/48ths of the total number of shares granted on 09/02/2003 and for 1/48th monthly thereafter beginning 09/26/2003.

(10) Becomes exercisable for 2/48ths of the total number of shares granted on 09/30/2003 and for 1/48th monthly thereafter beginning 10/07/2003.

(11) Becomes exercisable for 1/48th of the total number of shares granted monthly beginning 11/27/2003.

(12) Becomes exercisable for 1/48th of the total number of shares originally granted on 11/28/2003 and for 1/48th monthly thereafter beginning 12/27/2003.

(13) Becomes exercisable for 2/48ths of the total number of shares granted on 12/31/2003 and for 1/48th monthly thereafter beginning 01/27/2004.

(14) Becomes exercisable for 1/48th of the total number of shares granted monthly beginning 03/25/2004.

(15) Becomes exercisable for 1/48th of the total number of shares granted monthly beginning 08/28/2004.

(16) Becomes exercisable for 1/48th of the total number of shares granted on 08/31/2004 and for 1/48th monthly thereafter beginning 09/28/2004.

(17) Becomes exercisable for 6/48ths of the total number of shares granted on 09/01/2004 and for 1/48th monthly thereafter beginning 09/25/2004.

(18) Becomes exercisable for 1/48th of the total number of shares granted monthly beginning on 10/23/2004.

(19) Becomes exercisable for 2/48ths of the total number of shares granted on 09/30/2004 and for 1/48th monthly thereafter beginning 10/28/2004.

(20) Becomes exercisable for 1/48th of the total number of shares granted monthly beginning 04/03/2005 through 02/03/2007 and for 25/48ths on 03/03/2007.

(21) Becomes exercisable for 1/4 of the total number of shares granted on 2/1/2007 and for 1/48th monthly thereafter beginning 3/1/2007.

(22) Becomes exercisable for 1/4 of the total number of shares granted on 09/29/2005 and for 1/48th monthly thereafter beginning 10/29/2005.

(23) For 400,000, 20% vest on July 18, 2007, 30% on July 18, 2008 and 50% on July 18, 2009 and for 133,335, 25% vest annually over four years on the anniversary of the date of grant.

(24) 17,500 shares vest on September 15, 2007 and 41,670 shares vest 25% annually over four years beginning March 6, 2007.

(25) 22,500 shares vest on September 15, 2007 and 59,000 shares vest 25% annually over four years beginning March 6, 2007.

(26) One-third of the shares vests on each of February 1, 2007, 2008 and 2009.

(27) One-fourth of the shares vests on each of February 21, 2007, 2008, 2009 and 2010.

(28) 30,000 shares vest 50% on each of January 1, 2007 and 2008 and 40,000 shares vest 25% annually over four years beginning March 6, 2007.

Option Exercises and Stock Vested

This table shows certain information about options exercised in 2006 by, and restricted stock vested in 2006 to, our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2006.

	Option Awards		Stock Awards
	Number of		Number of Shares
	Shares Acquired	Value Realized	Acquired on	Value Realized
Name	on Exercise(#)	on Exercise($)	Vesting(#)	on Vesting($)
Deborah Dunsire	112,500	$193,868	—	—
Marsha H. Fanucci	—	—	17,500	$192,150
Robert I. Tepper	75,000	$441,188	22,500	$247,050
Christophe Bianchi	—	—	—	—
Laurie B. Keating	—	—	—	—

Nonqualified Deferred Compensation

This table shows information about nonqualified deferred compensation in 2006 for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2006. This table does not include any amounts relating to our Nonqualified Deferred Compensation Plan discussed above under Employment Agreements and Change in Control Arrangements because no executive officer participated in the Plan during 2006.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
Name	in Last FY ($)	in Last FY ($)	in Last FY($)	Distributions($)	Last FYE($)
Deborah Dunsire(1)	—	—	$65,887	—	$594,317
Marsha H. Fanucci	—	—	—	—	—
Robert I. Tepper	—	—	—	—	—
Christophe Bianchi(1)	—	$100,000	$6,362	—	$106,362
Laurie B. Keating	—	—	—	—	—

(1)          Millennium contributed an amount into a tax deferred account for each of Dr. Dunsire and Dr. Bianchi under the terms of their employment agreements at the time they commenced employment with Millennium as discussed below under Employment Agreements and Change in Control Arrangements. The amounts reported for Dr. Dunsire and Dr. Bianchi in this table relate solely to these tax deferred accounts.

Employment Agreements and Change in Control Arrangements

As discussed above under Compensation of Executive Officers, we have employment agreements with each of our executive officers which provide benefits including compensation for termination under some circumstances. We also provide for benefits to our executive officers upon a change of control under our Key Employee Change of Control Severance Plan and our equity incentive plans.

Agreement with Deborah Dunsire:

Under our employment agreement with Deborah Dunsire, dated June 23, 2005, her employment with Millennium is at-will and may be terminated by Millennium at any time with or without cause. The agreement provides for an initial base salary of $800,000 to be reviewed annually based on her performance, the Company’s performance and other factors as determined by the Board of Directors. Under the agreement, she received a signing bonus of $300,000 within two weeks of her first day of employment.

Millennium granted Dr. Dunsire in connection with her commencement of employment an option to purchase a total of 450,000 shares of our common stock in three installments, on July 18, 2005, August 31, 2005 and September 30, 2005, with exercise prices equal to the fair market values on the dates of grant. The option vests over four years with one-fourth of the shares subject to the option vesting on the first anniversary of her employment and one forty-eighth monthly thereafter. Millennium also issued to her 200,000 shares of restricted stock, of which 20% will vest on the second anniversary of her employment commencement date, 30% on the third anniversary and 50% on the fourth anniversary.

If Dr. Dunsire dies while employed by Millennium, the option and restricted stock granted in connection with the commencement of her employment will vest immediately and the option will remain exercisable until the earlier of three years following death or ten years after the date of grant. If Dr. Dunsire’s employment with Millennium is terminated for any other reason other than for Justifiable Cause or voluntarily by her for Good Reason, as those terms are defined in the employment agreement, all options and other equity awards that would have vested within one year following the termination will accelerate, immediately become fully vested and remain exercisable until the earlier of one year from the termination date or ten years after the date of grant.

As compensation relating to the value of her unvested stock options and restricted stock with her former employer, Millennium paid Dr. Dunsire $1,000,000 within two weeks of the commencement of her employment and issued her an additional 200,000 shares of restricted stock. This restricted stock will vest 20% on the second anniversary of her employment commencement date, 30% on the third anniversary and 50% on the fourth anniversary. In the event of Dr. Dunsire’s death or disability while employed by Millennium or her termination by Millennium for any other reason other than for Justifiable Cause or voluntarily by her for Good Reason, any unvested shares of this restricted stock will immediately vest.

We have credited $500,000 to a tax-deferred account for Dr. Dunsire. She will become 40% vested in the account on the fourth anniversary of her employment date and an additional 10% of the account will vest on each anniversary thereafter. In the event of her termination of employment, we will pay to her the vested portion of the account in ten annual installments, adjusted to reflect the account’s investment returns.

In addition, the agreement with Dr. Dunsire provides for reimbursement for certain relocation expenses, including a mortgage subsidy totaling $82,500 payable over a four-year period.

The agreement includes severance and change of control provisions. In the event Dr. Dunsire’s employment is terminated by us other than for Justifiable Cause or as a result of disability or by her for Good Reason, each as defined in the agreement, then Millennium will pay her a lump sum equal to one-half of her base salary and a severance payment in periodic installments beginning six months after termination for 18 months equal to: (a) a pro rata share of her target bonus for the year in which the termination occurs, (b) one and one-half of her then current base salary, and (c) double her then current target bonus. As noted above, all of her equity awards that would vest in the one-year period following her termination will immediately vest in full and remain exercisable for one year.

In the event of a change of control, if within one month prior to or twelve months after the change of control Dr. Dunsire’s employment with Millennium or its successor is terminated other than for Justifiable Cause or is terminated by her for Good Reason, all outstanding equity awards will become immediately vested, the severance benefits described above will also apply, and she will be eligible for an additional payment for tax gross-up.

Dr. Dunsire’s employment agreement is filed as an exhibit to our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission.

Agreements with executive officers:

Millennium has employment agreements with Ms. Fanucci, Dr. Tepper, Dr. Bianchi and Ms. Keating. Each executive’s employment with Millennium is at-will and may be terminated by Millennium at any time with or without cause. If the executive’s employment is terminated without Justifiable Cause, as that term is defined in each of their agreements, then, subject to certain conditions, Millennium is obligated to pay the executive severance payments equal to twelve months’ salary. The form of Ms. Fanucci’s, Dr. Tepper’s, Dr. Bianchi’s and Ms. Keating’s employment agreements are filed as exhibits to our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission.

In December 2006, we announced that Dr. Tepper will be leaving Millennium in the first quarter of 2007. In connection with Dr. Tepper’s departure, we amended Dr. Tepper’s employment offer letter. The amendment provides that Dr. Tepper will receive severance payments equal to twelve months of his current base salary and an incentive payment of $225,000. The amendment also provides that Dr. Tepper will remain eligible for a payment under our 2006 Success Sharing Bonus Program and will receive subsidized health care premiums for a period of up to 12 months. This amendment is filed as an exhibit to our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission.

Dr. Dunsire, Ms. Fanucci, Dr. Tepper, Dr. Bianchi and Ms. Keating hold stock options and restricted stock granted under various Millennium equity compensation plans. These plans provide that an employee’s outstanding unvested stock options or awards will immediately vest in full if, during the period one month before through twelve months after the date of a Change of Control, either an employee voluntarily terminates his or her employment with us for Good Reason or we terminate his or her employment involuntarily without Cause. Change of Control, Good Reason and Cause are defined in the plans, which are filed as exhibits to our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission. See Proposal 4 below for a description of our proposed 2007 Incentive Plan under which, if approved by stockholders, executive officers would be eligible to receive equity awards.

Key Employee Change in Control Severance Plan:

In March 2006, the Compensation and Talent Committee of the Board of Directors approved the Company’s Key Employee Change in Control Severance Plan. The Severance Plan provides separation pay and benefits to our employees at the level of Senior Vice President and above whose employment is involuntarily terminated without cause or who voluntarily terminate their employment for good reason within one month before or 12 months following the effective date of a change in control. Specifically, the Severance Plan provides for payment to the employee over a period of 12 to 24 months, depending on level, of an amount equal to the base salary for the period, the target bonus for the period, and the pro rata portion of the employee’s target bonus for the year in which termination occurs equal to the portion of the year in which the employee is employed by us. In addition, we will pay, for a period of 12 to 18 months, depending on level, the portion of premiums for COBRA coverage for the employee and eligible dependents equal to the amount that we paid for group health insurance prior to termination. The Severance Plan also provides for excise tax gross-up payments subject to limitations. Any prior agreements relating to severance benefits that we entered into with any employee eligible to receive benefits under the Severance Plan are superseded to the extent the severance benefits payable under the Severance Plan exceed those provided for in any such prior agreement.

Stock Incentive Plans:

Our 2007 Incentive Plan, if approved by stockholders, and other of our equity incentive plans under which we have issued equity awards to our executive officers, provide for full accelerated vesting of stock awards for holders whose employment is involuntarily terminated without cause or who voluntarily terminate their employment for good reason within one month before or 12 months following the effective date of a change in control.

Non-Qualified Deferred Compensation Plan:

In March 2006, the Compensation and Talent Committee of the Board of Directors adopted our Non-Qualified Deferred Compensation Plan. The Plan allows some senior level employees to elect to defer payment of base salary and annual bonus amounts within the limits of Internal Revenue Code Section 409A, until retirement or separation of service. Distribution of amounts deferred under the Plan are made in a lump sum or annual installments over three, five or ten years.

Potential Payments Upon Termination or Change of Control

The following tables describe the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officer would be entitled upon termination of employment. The amounts shown assume that the termination was effective as of December 29, 2006. The actual amounts which would be paid out to the executives can only be determined at the time of the executive’s actual departure. In addition, the Compensation and Talent Committee may authorize additional payments in its discretion at the time an executive’s employment is terminated. Dr. Tepper, who is departing Millennium in the first quarter of 2007, will receive the payments and benefits described above under Employment Agreements and Change in Control Arrangements.

The amounts shown in the tables include:

•  Amounts payable under the executive’s employment agreement;

•       Amounts payable under our Key Employee Change in Control Severance Plan;

•       Market value of stock vesting upon termination under the provisions of our equity plans in the event of death or change of control; and

•       Earned but unpaid salary and vacation.

See Employment Agreements and Change in Control Arrangements above on page 44 for a description of the executives’ employment agreements, the Key Employee Change in Control Severance Plan, the Non-Qualified Deferred Compensation Plan and accelerated vesting of stock awards under the Company’s equity plans in the event of a change of control.

The amounts shown in the tables do not include:

•       Distributions of plan balances under the Company’s 401(k) Plan, including the Company match portion;

•       Life insurance payments payable upon death of the executive; and

•       Distributions under the Company’s Non-Qualified Deferred Compensation Plan because no executive officer participated in that plan in 2006;

•       Distributions of plan balances under the tax-deferred compensation accounts set up for Deborah Dunsire and Christophe Bianchi under their employment agreements because no acceleration would take place.

Deborah Dunsire			Termination 1
			month prior or
		Termination	12 months after
	Voluntary	by the	a Change in
	termination or	Company	Control of the
	termination	Without	Company
	by the	Justifiable	Without
	Company	Cause or by	Justifiable
	With	the executive	Cause or by the
	Justifiable	for Good	executive for
Payments & benefits	Cause	Reason	Good Reason	Death	Disability
Earned but upaid:
Salary	$34,583	$34,583	$34,583	$34,583	$34,583
Vacation	45,734	45,734	45,734	45,734	45,734
Severance benefits:
Lump sum payment	—	415,000	415,000	—	—
Total of periodic severance payments	—	3,237,000	3,237,000	—	—
Healthcare benefits	—	20,703	20,703	—	—
Acceleration of stock awards:
Market value of stock vesting on termination	—	2,742,750	6,140,790	6,140,790	2,180,000
280G Tax Gross Up:	n/a	n/a	—	n/a	n/a
Total Payment	80,317	6,495,770	9,893,810	6,221,107	2,260,317
Amount due back to the Company
Executive Signing Bonus Obligation	(100,000)	—	—	—	—
Total Company Obligation	$(19,683)	$6,495,770	$9,893,810	$6,221,107	$2,260,317

Marsha H. Fanucci			Termination 1
			month prior or
		Termination	12 months after
	Voluntary	by the	a Change in
	termination or	Company	Control of the
	termination	Without	Company
	by the	Justifiable	Without
	Company	Cause or by	Justifiable
	With	the executive	Cause or by the
	Justifiable	for Good	executive for
Payments & benefits	Cause	Reason	Good Reason	Death	Disability
Earned but upaid:
Salary	$17,726	$17,726	$17,726	$17,726	$17,726
Vacation	26,896	26,896	26,896	26,896	26,896
Severance benefits:
Total of periodic severance payments	—	425,426	1,090,037	—	—
Healthcare benefits	—	13,802	20,703	—	—
Acceleration of stock awards:
Market value of stock vesting on termination	—	—	948,445	948,445	—
280G Tax Gross Up:	n/a	n/a	—	n/a	n/a
Total Company Obligation	$44,622	$483,850	$2,103,807	$993,067	$44,622

Christophe Bianchi			Termination 1
			month prior or
		Termination	12 months after
	Voluntary	by the	a Change in
	termination or	Company	Control of the
	termination	Without	Company
	by the	Justifiable	Without
	Company	Cause or by	Justifiable
	With	the executive	Cause or by the
	Justifiable	for Good	executive for
Payments & benefits	Cause	Reason	Good Reason	Death	Disability
Earned but upaid:
Salary	$17,292	$17,292	$17,292	$17,292	$17,292
Vacation	4,389	4,389	4,389	4,389	4,389
Severance benefits:
Total of periodic severance payments	—	415,000	1,073,520	—	—
Healthcare benefits	—	13,802	20,703	—	—
Acceleration of stock awards:
Market value of stock vesting on termination	—	—	530,333	530,333	—
280G Tax Gross Up:	n/a	n/a	—	n/a	n/a
Total Payment	21,681	450,483	1,646,237	552,014	21,681
Amount due back to the Company
Executive Signing Bonus/Reimbursement Obligations	(25,000)	—	—	—	—
Total Company Obligation	$(3,319)	$450,483	$1,646,237	$552,014	$21,681

Laurie B. Keating			Termination 1
			month prior or
		Termination	12 months after
	Voluntary	by the	a Change in
	termination or	Company	Control of the
	termination	Without	Company
	by the	Justifiable	Without
	Company	Cause or by	Justifiable
	With	the executive	Cause or by the
	Justifiable	for Good	executive for
Payments & benefits	Cause	Reason	Good Reason	Death	Disability
Earned but upaid:
Salary	$15,525	$15,525	$15,525	$15,525	$15,525
Vacation	10,390	10,390	10,390	10,390	10,390
Severance benefits:
Total of periodic severance payments	—	372,611	978,104	—	—
Healthcare benefits	—	13,802	20,703	—	—
Acceleration of stock awards:
Market value of stock vesting on termination	—	—	878,673	878,673	—
280G Tax Gross Up:	n/a	n/a	—	n/a	n/a
Total Company Obligation	$25,915	$412,328	$1,903,395	$904,588	$25,915

l

Proposal 4 – Approve our 2007 Incentive Plan

The Board of Directors recommends a vote FOR Proposal 4.

We are asking stockholders to approve our 2007 Incentive Plan, which we refer to as the 2007 Plan. Our Board, upon recommendation by the Compensation and Talent Committee, adopted the 2007 Plan on February 28, 2007, subject to stockholder approval.

The purpose of the 2007 Plan is to consolidate, conform and replace all of our equity plans under which there currently are shares available for the grant of equity awards, except our 1996 and 2003 Employee Stock Purchase Plans, which will remain in effect.  Specifically, the 2007 Plan will replace the 1996 Equity Incentive Plan, as amended, or the 1996 Plan, the 1997 Equity Incentive Plan, as amended, or the 1997 Plan, the 2000 Stock Incentive Plan, as amended, or the 2000 Plan, and the 1991 Equity Incentive Plan, as amended, which we assumed as a successor to COR Therapeutics, Inc., or the COR 1991 Plan.  Collectively, we refer to the 1996 Plan, the 1997 Plan, the 2000 Plan and the COR 1991 Plan as the Prior Plans.  If stockholders approve the 2007 Plan, 25,000,000 shares will become available for grant under the 2007 Plan, which is less than the number of shares currently available for grant under the Prior Plans.  After stockholder approval of the 2007 Plan, our Board has determined that no additional awards will be granted under Prior Plans. Awards outstanding under the Prior Plans as of stockholder approval of the 2007 Plan will remain outstanding and will continue to vest.

We also have five other equity plans under which we may not grant new awards.  As of March 15, 2007, there were 340,003 shares subject to outstanding options under those plans with a weighted average exercise price of $33.22 per share.

To approve the 2007 Plan, stockholders holding a majority of the shares present or represented by proxy at the annual meeting and voting on the matter must vote FOR Proposal 4.

Reasons to Approve the 2007 Incentive Plan

We believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all of our stockholders.  The purpose of this plan is to consolidate, conform and replace our Prior Plans.  The Prior Plans predate many changes in the law and changes in good corporate governance practices.  As a result, for future grants the consolidation of the Prior Plans will eliminate the administrative burden of maintaining multiple plans.  The Board of Directors believes that the future success of the Company depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. The Board of Directors believes that stock awards have been, and will continue to be, an important element in attracting, retaining and motivating key personnel who are expected to contribute to our growth and success.

As indicated above, on February 28, 2007, the Board of Directors adopted the 2007 Plan, subject to stockholder approval.  Up to 25,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2007 Plan.

As of March 15, 2007, options to purchase 25,359,439 shares of common stock were outstanding under the Prior Plans and an additional 26,857,075 shares originally included under the Prior Plans were reserved for future equity awards.  Upon approval of the 2007 Plan, all then outstanding options under the Prior Plans will remain in effect, but no additional equity awards may be made under the Prior Plans.

The 2007 Plan provides a number of benefits, including:

•       Continued broad-based eligibility for equity awards. We believe that substantially all of our employees should participate in our equity compensation programs. Equity participation for all of our employees strengthens the link to our shareholders throughout the whole organization and motivates all employees to act as owners of the business.

•       Reasonable annual dilution. Our gross annual burn rate, defined as the number of stock option or stock awards granted divided by total common shares outstanding, was 1.61% for 2006 and 2.75% on average for the last three fiscal years. This is well below the average burn rate of 3.12% for Russell 3000 companies in our Global Industry Classification Standard Group, which covers companies in the pharmaceuticals and biotechnology industry.

•       One plan and one administrative framework. The 2007 plan consolidates our Prior Plans and conforms to one administrative framework that reflects our understanding of current best practices for equity plans.

•       No annual “Evergreen” provision. The 2007 Plan authorizes a fixed number of shares, so that stockholder approval is required for any additional authorization of shares.

•       No discount stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•       No stock option or stock appreciation right repricings. The 2007 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders.

•       Reasonable share counting provisions. In general, shares of common stock reserved for awards granted under the 2007 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment of a stock option or shares of common stock withheld for taxes will not be available again for grant.

•       Reasonable limit on full value awards. The 2007 Plan limits the number of shares of common stock available for restricted stock or other awards payable in the form of common stock that either require no purchase by the participant or do not condition vesting on performance to 50% of the common stock authorized under the 2007 Plan.

The Board of Directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel.  Accordingly, the Board of Directors believes adoption of the 2007 Plan is in the best interests of Millennium and our stockholders and recommends a vote FOR the approval of the 2007 Plan and the reservation of 25,000,000 shares of common stock for issuance under the 2007 Plan.

Summary of the 2007 Incentive Plan

The following is a brief summary of the 2007 Plan, a copy of which is attached as Appendix C to this Proxy Statement.

Types of Awards.   The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards as described below (collectively, “awards”).

Incentive Stock Options and Non-statutory Stock Options.   Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to the other terms and conditions that are specified in connection with the option grant.   Options may be granted at an exercise price which must be equal to or greater than the fair market value of the common stock on the date of grant.  Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company).  The 2007 Plan permits the following forms of payment of the exercise price of options:  (i) payment by cash, check or pursuant to a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful consideration, or (v) any combination of these forms of payment.

Stock Appreciation Rights.   A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination of common stock and cash determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. The grant price of an SAR must be equal to or greater than the fair market value of the common stock on the date of grant. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards.   Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of the shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award.

Restricted Stock Unit Awards.   Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time the shares vest under the terms established by the Board of Directors.

Other Stock-Based Awards.   Under the 2007 Plan, the Board of Directors has the right to grant other awards based upon the common stock having the terms and conditions that the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

Cash Awards.   Under the 2007 Plan, the Board of Directors has the right to grant cash based awards subject to performance conditions.  The maximum payment which may be made to any single participant in any fiscal year under a cash-based annual bonus performance award under the Plan will not exceed $5,000,000.

Performance Conditions.   The Compensation and Talent Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code.  The performance criteria for each such award will be based on one or more of the following measures:  (a) net income or net loss, in each case on a GAAP or non-GAAP basis, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, (o) research, development or regulatory accomplishments, or (p) significant transactional accomplishments, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  The performance measures may be adjusted to exclude any one or more of (i) extraordinary items or events, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset and (v) charges for restructuring and rationalization programs.  The performance measures:  (A) may vary by participant and may be different for different awards; (B) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover the period that may be specified by the Committee; and (C) will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards.   Except as the Board of Directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards.   Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted awards under the 2007 Plan.  Under present law, however, incentive stock options may only be granted to employees of the Company and its majority owned subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the 2007 Plan may not exceed 2,000,000 shares per fiscal year of which no more than 1,000,000 of the awards will be restricted stock awards. The maximum number of shares that may be subject to an award that vests upon the achievement of performance criteria over a period of more than one fiscal year is based on the foregoing annual maximum limits multiplied by the number of full fiscal years in the performance period. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award.

Plan Benefits.    As of February 27, 2007, approximately 1,000 persons were eligible to receive awards under the 2007 Plan, including the Company’s seven executive officers and nine non-employee directors.  The granting of awards under the 2007 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On February 27, 2007 the last reported sale price of the Company common stock on the NASDAQ Stock Market was $10.84.

Administration.   The 2007 Plan is administered by the Board of Directors.  The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2007 Plan and to construe and interpret the provisions of the 2007 Plan.  Under the terms of the 2007 Plan, the Board of Directors may delegate authority under the 2007 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation and Talent Committee to administer certain aspects of the 2007 Plan, including the granting of awards to executive officers.

Subject to any applicable limitations contained in the 2007 Plan, the Board of Directors, the Compensation and Talent Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of the awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2007 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.  The 2007 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.  In connection with a reorganization event, the Board of Directors or the Compensation and Talent Committee will take any one or more of the following actions as to all or any outstanding awards on the terms that the Board or the Committee determines:  (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate of the succeeding corporation), (ii) upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of the reorganization event unless exercised within a specified period following the date of the notice, (iii) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon the reorganization event, (iv) in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation of the reorganization event a cash payment for each share surrendered in the reorganization event (the “Acquisition Price”), make or provide for a cash payment to an award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of the awards and any applicable tax withholdings, (v) provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

Upon the occurrence of a reorganization event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding restricted stock award shall inure to the benefit of the Company’s successor and shall, unless the Board of Directors or the Compensation and Talent Committee determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to the common stock subject to such restricted stock award. Upon the occurrence of a reorganization event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock award or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock awards then outstanding shall automatically be deemed terminated or satisfied.

Change of Control.   The 2007 Plan provides that a participant’s outstanding unvested awards will immediately vest in full if, during the period one month before through twelve months after the date of a change of control, either the participant voluntarily terminates his or her employment with Millennium or any successor entity for good reason or Millennium or any successor entity terminates the participant’s employment involuntarily without cause, as certain of those terms are defined in the 2007 Plan.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by the award will again be available for grant under the 2007 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant options in substitution for any options or other stock or stock-based awards granted by the entity or an affiliate of the entity. Substitute options may be granted on the terms that the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2007 Plan. Substitute options will not count against the 2007 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants.   The Board of Directors or the Compensation and Talent Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2007 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination.   The Board of Directors may at any time amend, suspend or terminate the 2007 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until stockholder approval is obtained. No award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

If stockholders do not approve the adoption of the 2007 Plan, the 2007 Plan will not go into effect, and the Company will not grant any awards under the 2007 Plan. In this event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences.

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2007 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.   A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.”  The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options.   A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.   A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.   A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.   A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.   The tax consequences associated with any other stock-based award granted under the 2007 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company.   There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

EQUITY COMPENSATION PLAN INFORMATION

This table shows information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2006. For additional information about our equity compensation plans, see Note 10 of our consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. As required by SEC rules, we include in footnote (2) to this table a brief description of the material features of our equity compensation plans that have not been approved by our stockholders.

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon	exercise price	future issuance under
	exercise of	of outstanding	equity compensation
	outstanding	options,	plans (excluding
	options, warrants	warrants and	securities reflected in
Plan category	and rights	rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	26,380,504	$16.14	27,980,728 (4)
Equity compensation plans not approved by security holders(2)(3)	525,931	$20.16	3,442,732 (4)
Total	26,906,435	$16.22	31,423,460 (4)

(1)   Includes our:

•  1993 Incentive Stock Plan

•  1996 Equity Incentive Plan

•  1997 Equity Incentive Plan

•  2000 Stock Incentive Plan

•  1996 Employee Stock Purchase Plan

•  2003 Employee Stock Purchase Plan For Employees of Non-U.S. Subsidiaries and Affiliated Entities

(2)   Includes our:

•  COR Therapeutics, Inc. 1991 Equity Incentive Plan, which we assumed in our merger with COR Therapeutics, Inc. and which is an ongoing plan.

Under this plan, COR issued incentive stock options, satisfying Section 422 of the Internal Revenue Code, or ISOs, to employees and nonqualified stock options, or NQOs, stock bonuses and restricted stock awards to employees, directors and consultants. We may continue to issue NQOs, stock bonuses and restricted stock awards under this plan except that, if stockholders approve proposal 4, no additional awards may be granted under this plan. Options and restricted stock awards may be granted at not less than the fair market value of our common stock on the date of grant and stock bonuses are issued for no consideration or nominal consideration. Options, restricted stock awards and stock bonuses are exercisable only under the conditions that our Board of Directors establishes, but generally include a requirement for continued employment or service. Options granted under this plan have been made exercisable over a period of between three and five years and may be made exercisable for a maximum period of ten years. The plan provides for full vesting of options and restricted stock awards held by employees who terminate their employment due to a constructive termination or are terminated without cause within the period one month before and 24 months after a change of control. Upon termination of employment or specified other relationships with us, options issued under the plan remain exercisable for a period of three months and we have the right to repurchase any portion of a restricted stock award subject to our right to repurchase for a period of three months. As of December 31, 2006 there were 3,442,732 shares reserved for future issuance under the plan, not including 353,198 shares issuable upon exercise of outstanding options.

•  1997 Equity Incentive Plan of Millennium BioTherapeutics, Inc., which we assumed in our merger with Millennium BioTherapeutics, Inc. and under which we subsequently issued options. No additional options may be issued under this plan.

Under this plan, ISOs were issued to our employees and NQOs and restricted stock awards were granted to our employees, directors, consultants and advisors. Options and restricted stock awards were granted at not less than the fair market value of our common stock on the date of grant and were made exercisable only under the conditions that our Board of Directors established, but generally included a requirement for continued employment or service. Options granted under this plan are exercisable for a maximum period of ten years. New hire grants are typically exercisable on the first anniversary of the grant date for 25% of the shares granted and an additional 2.083% monthly for three years thereafter and grants to current employees are typically exercisable monthly for 2.083% beginning one month from the date of grant. Restricted stock awards granted under this plan contain a lapsing right of repurchase whereby we maintain a right to repurchase 100% of the common stock until the first anniversary of the grant date, 75% of the common stock immediately thereafter and reduced by an additional 2.083% monthly for three years thereafter. This plan was amended in December 2002 to provide for full vesting of options and restricted stock awards for holders who terminate their employment for good reason or are terminated without cause within the period one month before and one year after a change of control. Upon termination of employment, options issued under the plan remain exercisable for a period of thirty days and we have the right to repurchase any portion of a restricted stock awards subject to our right to repurchase for a period of three months.

(3)   Does not include outstanding options to purchase 98,581 shares of our common stock under specified equity plans assumed through various mergers and acquisitions. At December 31, 2006, these assumed options had a weighted-average exercise price of $9.74 per share. No additional options may be issued under these assumed plans.

(4)   In addition to stock options, under our 2000 Incentive Plan we may issue restricted stock or similar awards, limited to no more than 2,280,385, 5% of 45,607,706, the maximum cumulative number of shares reserved under the 2000 Plan. As of December 31, 2006 there were 1,699,100 shares issued as restricted stock under the 2000 Plan. Under our other ongoing stock plans, we may issue up to 6,074,983 shares of restricted stock under the 1996 Equity Incentive Plan, up to 3,682,137 shares of restricted stock under the 1997 Equity Incentive Plan and up to 197,460 shares of restricted stock under the COR Therapeutics, Inc. 1991 Equity Incentive Plan.

Proposal 5 – Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

The Board of Directors recommends a vote FOR Proposal 5.

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2007 annual meeting, our Audit Committee will reconsider their selection of Ernst & Young LLP. If stockholders do ratify this appointment, the Audit Committee, which has direct authority to engage independent registered public accounting firms, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of Millennium and our stockholders.

The Audit Committee has approved all services provided to Millennium by Ernst & Young LLP during 2006. Representatives of Ernst & Young LLP are expected to be present at the 2007 annual meeting of stockholders. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Millennium’s financial statements, systems of internal control and the independence and performance of the independent registered public accounting firm. The Committee’s specifically enumerated powers and responsibilities include hiring and terminating the independent registered public accounting firm, pre-approving any engagements of the independent registered public accounting firm, receiving and reviewing the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 and Rule 13a-14 of the Securities Exchange Act of 1934, and reviewing Millennium’s ethics and compliance programs.

The Committee is currently composed of three of Millennium’s independent, non-employee directors. The Board of Directors and the Committee believe that the Committee’s current member composition satisfies the listing standards of the NASDAQ Stock Market that govern audit committee composition, including the requirements that:

•                    all Committee members are “independent directors” as that term is defined by NASDAQ Stock Market Rule 4200(a)(15);

•                    all Committee members are able to read and understand fundamental financial statements; and

•                    at least one Committee member is an “audit committee financial expert” as defined by 17 CFR Part 228.41(e).

The Committee and the Board of Directors have determined that the Committee Chairman, Robert F. Friel, Norman C. Selby and Anthony H. Wild each qualify as an “audit committee financial expert” and that each is independent from Millennium’s management under the Exchange Act and NASDAQ Stock Market listing standards.

Mr. Friel served as the Chairman of the Committee for all of 2006. Mr. Selby served on the Committee for all of 2006. Kenneth E. Weg, Millennium’s Chairman of the Board, stepped down from the Committee in February 2006 and was replaced by Anthony H. Wild, Ph.D who served on the Committee for the remainder of 2006.

In 2006, the Committee oversaw the continued efforts of Millennium’s management to develop an internal audit function. The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

Millennium has a Compliance Committee consisting of a Compliance Officer and members of Millennium’s functional departments who together share compliance responsibility to ensure effective implementation of the Company’s Code of Conduct. The Compliance Officer reports to the Audit Committee at each Audit Committee meeting. A schedule for direct reporting of Compliance Committee members was established to enable the Committee to actively engage directly with those responsible for compliance. Reports on the compliance program and reports from individual Compliance Committee members, as well as the results from internal compliance audits were presented to the Committee in 2006. Additional compliance related presentations are planned throughout 2007.

In 2006, the Committee held twelve meetings.

The Committee operates under a written charter adopted by the Committee that reflects standards contained in the NASDAQ rules. The Committee reviews this charter annually.

Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, SEC rules and other professional standards require the independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of the audit, including:

•                    the independent registered public accounting firm’s responsibilities under generally accepted auditing standards;

•                    the independent registered public accounting firm’s judgments about the quality of Millennium’s accounting principles;

•                    the adoption of, or a change in, accounting principles;

•                    sensitive accounting estimates;

•                    accounting for significant unusual transactions and for controversial or emerging areas;

•                    significant audit adjustments;

•                    unadjusted audit differences considered to be immaterial;

•                    other information in documents containing audited financial statements;

•                    total fees for services and types of services rendered;

•                    disagreements with management on financial accounting and reporting matters;

•                    major issues discussed with management prior to retention;

•                    consultation with other accountants;

•                    serious difficulties encountered in dealing with management when performing the audit;

•                    material errors, fraud and illegal acts;

•                    critical accounting policies and practices;

•                    material alternative treatments discussed with management;

•                    other written communications with management; and

•                    significant deficiencies and material weaknesses identified during the audit

The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this Statement.

Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, requires the independent registered public accounting firm to communicate, both orally and in writing, at least annually, with the Committee regarding all relationships between the independent registered public accounting firm and Millennium that, in the professional judgment of the independent registered public accounting firm, may reasonably be thought to bear on their independence. The Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP, Millennium’s independent registered public accounting firm, required by this Standard, and the Committee has discussed with Ernst & Young their independence. When considering Ernst & Young’s independence, the Committee considered whether their provision of services to Millennium beyond those rendered in connection with their audit and reviews of Millennium’s consolidated financial statements was compatible with maintaining their independence and discussed with them any relationships that may impact their objectivity and independence. The Committee also reviewed, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services in 2006. Information about the independent registered public accounting firm’s fees for 2006 is included below in this proxy statement under Independent Registered Public Accounting Firm. Based on these discussions and considerations, the Committee is satisfied as to the independent registered public accounting firm’s independence.

The Committee has reviewed and discussed with management and the independent registered public accounting firm Millennium’s audited consolidated financial statements as of and for the year ended December 31, 2006, and the Committee recommended to the Board of Directors that these audited consolidated financial statements be included in Millennium’s Annual Report on Form 10-K for the year ended December 31, 2006. The Committee has also selected Ernst & Young LLP as Millennium’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

By the Audit Committee
Robert F. Friel, Chairman
Norman C. Selby
Anthony H. Wild, Ph.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Ernst & Young LLP as Millennium’s independent registered public accounting firm for 2007. Ernst & Young LLP has served as our independent auditors since Millennium’s inception.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Aggregate Fees for 2006 and 2005

This table shows the aggregate fees billed to Millennium for the fiscal years ended December 31, 2006 and December 31, 2005 by Ernst & Young LLP.

	2006		2005
Audit Fees:	$813,040	(a)	$757,414	(a)
Audit-Related Fees:	67,447	(b)	25,888	(b)
Tax Fees:	58,816	(c)	120,953	(c)
All Other Fees:	—	(d)	2,925	(d)

(a)           All of these fees are for the audit of our financial statements and our internal control over financial reporting for 2006 and 2005 respectively, for quarterly reviews, registration statements and accounting consultations related to the audited financial statements.

(b)          Audit-related fees:

	2006	2005
Employee benefit plan audits	$16,000	$14,500
Other accounting consultations	51,447	11,388

(c)           Tax fees:

	2006	2005
Tax return preparation and review	$40,701	$44,833
Tax consultations	18,115	76,120

(d)          All Other Fees:

	2006	2005
Expatriate services	$—	$425
Employee education	—	2,500

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

All of the Ernst & Young LLP fees for 2006 and 2005 shown above were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

ADDITIONAL INFORMATION

Stockholder Proposals for 2008 Annual Meeting

Proposals to be included in the proxy statement.   Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2008 Annual Meeting of Stockholders, the proposal must be received by us, attention: Corporate Secretary, at our principal executive offices by November 24, 2007.

Other proposals (not to be included in the proxy statement).   Under our By-Laws a stockholder must follow specified procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Corporate Secretary at our principal executive offices. We must receive the notice of a stockholder’s intention to introduce a nomination or proposed item of business at our 2008 annual meeting of stockholders no earlier than 90 days, and no later than 60 days, before the date of the 2008 annual meeting.

However, if less than 70 days’ notice or prior public disclosure of the date of the 2008 annual meeting is given or made, notice by the stockholder must be received no later than the close of business on the 10th day following the date on which the notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 annual meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or telephone or e-mail Investor Relations at 617-679-7000 or info@mlnm.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

By Order of the Board of Directors,

Joel S. Goldberg, Secretary
March 29, 2007

APPENDIX A

Proposal 1 – Amend our Restated Certificate of Incorporation, as amended, to declassify our
Board of Directors so that all directors are elected annually and to eliminate the supermajority voting provision relating to removal of directors.

*****

ELEVENTH.   This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.                 Number of Directors.   The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation’s By-Laws.

2.                 Term of Office.   Each director shall be elected for a term of office that shall expire at the next annual meeting of stockholders following his election, and each director shall remain in office until the election and qualification of his successor or until his earlier death, resignation or removal.

3.                 Quorum; Action at Meeting.   A majority of the directors at any time in office shall constitute a quorum for the transaction of business. Notwithstanding the preceding sentence, in no case shall less than one-third (1/3) of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Restated Certificate of Incorporation.

4.                 Removal.   Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the voting power of the shares entitled to vote thereon.

5.                 Vacancies.   Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

6.                 Stockholder Nominations and Introduction of Business, Etc.   Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

A-1

APPENDIX B

Proposal 2 – Amend our Restated Certificate of Incorporation, as amended, to eliminate supermajority voting provisions

*****

TWELFTH.   Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

*****

THIRTEENTH.   Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors.  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

B-1

APPENDIX C

MILLENNIUM PHARMACEUTICALS, INC.

2007 Incentive Plan

1.                 Purpose

The purpose of this 2007 Incentive Plan (the “Plan”) of Millennium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.                 Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards or cash awards (each, an “Award”) under the Plan.  Each person who receives an Award under the Plan is deemed a “Participant”.

3.   Administration and Delegation

(a)          Administration by Board of Directors.   The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)         Appointment of Committees.   To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  During such time as the common stock of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule16b-3 promulgated under the Exchange Act.  All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)          Delegation to Officers.   To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act), and, unless permitted under Delaware law, no officer shall be permitted to grant Restricted Stock Awards to any participant.

4.   Stock Available for Awards

(a)          Number of Shares.   Subject to adjustment under Section 10, Awards may be made under the Plan for up to 25,000,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”).  For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent stock appreciation rights shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that independent stock appreciation rights that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent stock appreciation right that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan.  However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.  Awards settled in cash shall not count against the share limit specified in this Section 4(a).

(b)         Sub-limits.   Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1)   Section 162(m) Per-Participant Limits.

(i)             The maximum number of shares of Common Stock with respect to which Awards may be granted to any single Participant under the Plan shall be 2,000,000 per fiscal year of which no more than 1,000,000 of such Awards shall be Restricted Stock Awards (as defined in Section 7).  The maximum number of shares of Common Stock that may be subject to a Performance Award that provides for a performance period longer than one fiscal year shall be based upon the foregoing annual maximum limits multiplied by the number of full fiscal years in the performance period.  For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award.

(ii)         In addition to the foregoing annual grant limits, the maximum payment which may be made to any single Participant in any fiscal year pursuant to a cash-based annual bonus Performance Award under the Plan shall not exceed $5,000,000. The maximum payment that may be subject to a Performance Award that provides for a performance period longer than one fiscal year shall be based upon the foregoing annual maximum payment multiplied by the number of full fiscal years in the performance period. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2)          Limit on Awards other than Options, SARs and Performance Awards.   The maximum number of shares of Common Stock that shall be available for Awards of Restricted Stock, Restricted Stock Units or Other Awards payable in the form of Common Stock that either require no purchase by the Participant or do not condition vesting upon achieving specified performance goals pursuant to Section 9 is 50% of the Common Stock authorized under the 2007 Incentive Plan (excluding any Awards that have returned to the pool of shares available for grant in accordance with Section 4(a)) of the total shares of Common Stock authorized for Awards hereunder.

(c)          Substitute Awards.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.  Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a)          General.   The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)         Incentive Stock Options.   An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Millennium Pharmaceuticals, Inc., any of Millennium Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)          Exercise Price.   The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement.  The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)         Duration of Options.   Except as may be required under the Code, each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e)          Exercise of Option.   Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.  Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f)            Payment Upon Exercise.   Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)          in cash or by check, payable to the order of the Company;

(2)          except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)          to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)          to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)          by any combination of the above permitted forms of payment.

(g)          Fair Market Value.   For purposes of this Plan, the Fair Market Value of a share of Common Stock for purposes of the Plan will be determined as follows:

(1)          for so long as the Common Stock trades on a national securities exchange, the NASDAQ National Market or the NASDAQ Capital Market, the closing sale price (for the primary trading session) on the Date of Grant;

(2)          if the Common Stock does not trade on any such exchange or market, average of the closing bid and asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for the Date of Grant;

(3)          if no such closing sale price information is available, the average of bids and asked prices that Nasdaq reports for the Date of Grant;

(4)          if there are no such closing bid and asked prices, the average of the bid and asked prices as reported by any other commercial service for the Date of Grant; or

(5)          in the event that Company has no publicly-traded stock, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise;

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly.  The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants’ agreement that the determination of Fair Market Value is conclusive and binding even though others might make a different determination.

(h)         Limitation on Repricing.   Unless such action is approved by the Company’s stockholders:  (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.   Stock Appreciation Rights.

(a)          General.   The Board may grant Awards consisting of a stock appreciation right (“SAR”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock.  The date as of which such appreciation or other measure is determined shall be the exercise date.

(b)   Grants.  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)          Tandem Awards.   When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change of Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change of Control Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)          Independent SARs.   An SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c)          Grant Price.   The grant price or exercise price of a SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)         Limitation on Repricing.   Unless such action is approved by the Company’s stockholders:  (i) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

(e)          Term.   The term of a SAR shall not be more than 10 years from the date of grant.

(f)            Exercise.   SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.                 Restricted Stock; Restricted Stock Units.

(a)          General.   The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.  Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)         Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)          Limitations on Vesting.  Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or Change of Control Event of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(d)   Additional Provisions Relating to Restricted Stock.

(1)          Dividends.   Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board.  If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.   Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2)          Stock Certificates.   The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”).  In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(e)   Additional Provisions Relating to Restricted Stock Units.

(1)          Settlement.   Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement.  The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2)          Voting Rights.   A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)          Dividend Equivalents.   To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).  Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.   Other Stock-Based Awards.

(a)          General.   Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future.  Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(b)         Limitations on Vesting.   Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time an Other Stock-Based-Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock-Based-Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or Change of Control Event of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

9.   Performance Awards.

(a)          Grants.   Restricted Stock Awards, Other Stock-Based Awards, cash or any combination thereof under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants.

(b)         Committee.   Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m).  In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee.  “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(c)   Performance Measures.   For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following:  (a) net income or net loss, in each case on a GAAP or non-GAAP basis, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, (o) research, development or regulatory accomplishments, or (p) significant transactional accomplishments, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items or events, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d)   Additional Section 162(m) Per-Participant Limits.   Performance Awards shall be subject to the per-participant limits set forth in Section 4(b)(1).

(e)   Payment.   At the end of the performance period with respect to which a Performance Award is granted, the Section 162(m) Committee shall determine the amount, if any, to be paid to the Participant based on the level of the performance goals established by the Section 162(m) Committee for purposes of the Performance Award, and shall authorize the Company to pay the Participant the amount so determined. The Section 162(m) Committee may at any time, in its sole discretion, cancel a Performance Award or reduce or eliminate the amount payable with respect to a Performance Award without the consent of the Participant, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of death or disability of the Participant.

(f)    Performance-Based Compensation.   In the case of a Performance Award to an officer likely to be a “covered participant” within the meaning of Section 162(m), the Section 162(m) Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(g)   Adjustments.   Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change of Control Event of the Company.

(h)   Other.   The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.   Adjustments for Changes in Common Stock and Certain Other Events.

(a)   Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 5, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)   Reorganization Events.

(1)   Definition.   A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)   Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines:  (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholdings, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)   Consequences of a Reorganization. Event on Restricted Stock Awards.   Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

(c)   Change of Control.

(1)   Definition.   A “Change of Control Event” occurs:

(i)    when a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires beneficial ownership of the Company’s capital stock equal to 50% or more of either (x) the then-outstanding shares of the Company’s common stock or (y) the combined voting power of the Company’s then-outstanding securities to vote generally in the election of directors;

(ii)   upon the consummation by the Company of (x) a Reorganization Event, provided that, the persons who were the Company’s stockholders immediately prior to the Reorganization Event do not, immediately after, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or (y) a liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets; or

(2)   Termination.   Notwithstanding any provision to the contrary in this Plan, if a Participant voluntarily terminates his or her employment with the Company for Good Reason (as defined below) or if the Company terminates the Participant’s employment without Cause (as defined below) during the period one month before through twelve months after the date of a Change of Control, then, on the Participant’s termination date:

(i)    all of the Participant’s outstanding Awards will immediately vest in full and will remain exercisable until the earlier of (x) the first anniversary of the Participant’s termination of employment or (y) the end of the term of the Award; and

(ii)   any reacquisition or repurchase rights held by the Company with respect to any of the Participant’s Awards will lapse.

(3)   Definitions.   For purposes of this Section 10(c) only:

(i)    “Cause” means (x) the Participant’s willful and continued failure to substantially perform the Participant’s material responsibilities to the Company (except if the failure results from the Participant’s incapacity caused by physical or mental illness or disability); (y) the Participant’s conviction of a felony involving moral turpitude; or (z) the Participant’s willful conduct which materially injures the business of the Company, monetarily or otherwise. If a Participant acts, or fails to act, in good faith and with the reasonable belief that his or her act, or failure to act, was in the best interests of the Company, then the act, or failure to act, will not be deemed willful for purposes of this definition.

(ii)   “Company” includes any successor entity.

(iii)  “Good Reason” means the occurrence, without the Participant’s express written consent, of: (x) a reduction in the Participant’s title, annual base salary or a significant reduction in responsibilities as in effect immediately prior to, or as increased after, the effective date of the Change of Control Event; or (y) the relocation of the Participant’s principal place of employment to a location more than fifty miles from the Participant’s principal place of employment prior to the effective date of the Change of Control Event or a relocation that increases the Participant’s commuting distance to and from the relocated place of employment to more than fifty miles.

(4)   Certain Tax Implications.   Except as may be otherwise provided in any agreement between a Participant and the Company, if the benefits to the Participant resulting from Section 10(c)(2) and any other benefits otherwise payable to a Participant constitute a parachute payment (“Payment”) within the meaning of Section 280G (as amended or replaced) of the Code, and, except for this Section 10(c)(4), would be subject to the excise tax imposed by Section 4999 (as amended or replaced) of the Code (the “Excise Tax”), then the Payment will be the full amount or a lesser amount (with cash payments reduced before Award compensation), whichever results in the Participant’s receipt, on an after tax basis, of the greater amount of the Payment whether or not all or some portion of the Payment may be subject to the Excise Tax. Accountants selected by the Company will make, in writing and in good faith, any determination required under this Section 10(c)(4), unless the Company and the Participant otherwise agree in writing. The accountants may make reasonable assumptions and approximations in applying the Code to make their determination. The Company and the Participants will furnish to the accountants any information and documents that the accountants may reasonably request. The Company will pay all reasonable costs the accountants may incur in providing this determination.

11.   General Provisions Applicable to Awards

(a)   Transferability of Awards.   Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)   Documentation.   Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)   Board Discretion.   Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)   Termination of Status.   The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)   Withholding.   The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)    Amendment of Award.   Except as otherwise provided in Section 5(h) with respect to repricings, 7(c) or Section 8(b) with respect to the vesting of Restricted Stock Awards and Other Stock-Based Awards or Section 9 with respect to Performance Awards, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 hereof.

(g)   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)   Acceleration.   Except as otherwise provided in Sections 7(c), 8(b) and 9   The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

12.   Miscellaneous

(a)   No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)   Effective Date and Term of Plan.   The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)   Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)   Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)    Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g)   Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET INSTRUCTIONS

A	Proposals 1 and 2

The Board of Directors recommends a vote FOR the following proposals 1 and 2.

1.	Amend our Restated Certificate of Incorporation, as	For	Against	Abstain
	amended, to declassify our Board of Directors so that all directors are elected annually and to eliminate the supermajority voting provision relating to removal of directors.	☐	☐	☐
2.	Amend our Restated Certificate of Incorporation, as amended, to eliminate supermajority voting provisions.	☐	☐	☐

B	Election of Directors

The Board of Directors recommends a vote FOR the following nominees.

3.   Election of directors. Please complete both parts (a) and (b).

      (a)   If proposal 1 is approved by stockholders—Elect nine directors for terms to expire at the 2008 Annual Meeting of Stockholders

	For	Withhold
1. - Deborah Dunsire	☐	☐
2. - Robert F. Friel	☐	☐
3. - A. Grant Heidrich, III	☐	☐
4. - Charles J. Homcy	☐	☐
5. - Raju S. Kucherlapati	☐	☐
6. - Mark J. Levin	☐	☐
7. - Norman C. Selby	☐	☐
8. - Kenneth E. Weg	☐	☐
9. - Anthony H. Wild	☐	☐

      (b)   If proposal 1 is not approved by stockholders—Elect two Class II directors for terms to expire at the 2010 Annual Meeting of Stockholders

	For	Withhold
1. - Charles J. Homcy	☐	☐
2. - Raju S. Kucherlapati	☐	☐

C	Proposals 4 and 5

The Board of Directors recommends a vote FOR the following proposals 4 and 5.

4.	Approve our 2007 Incentive Plan.	For	Against	Abstain
		☐	☐	☐
5.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

D	Non-Voting Items
Change of Address — Please print new address below.

E	Authorized Signatures - This section must be completed for your instructions to be executed. Date and Sign
Below.

Please sign this proxy exactly as your name(s) appear(s). Each owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, an authorized officer should sign and indicate his or her title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

PROXY—MILLENNIUM PHARMACEUTICALS, INC.

Dear Stockholder:

There are issues related to the management and operation of Millennium that require your immediate attention and approval. These are discussed in detail in the accompanying proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

If you would like to vote over the Internet or by telephone, follow the instructions for voting below. To vote by mail, please mark the box on the proxy card to indicate how your shares will be voted. Then sign the card and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 10, 2007.

Thank you for your prompt consideration of these matters.

Sincerely,
Millennium Pharmaceuticals, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders—May 10, 2007

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Deborah Dunsire, Marsha H. Fanucci, Laurie B. Keating and Joel S. Goldberg or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2007 Annual Meeting of Stockholders of Millennium Pharmaceuticals, Inc. to be held at 10:00 a.m. ET at the Royal Sonesta Hotel Boston, 40 Edwin Land Boulevard, Cambridge, Massachusetts 02142 and at any postponements or adjournments thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting and, in their discretion, upon any other matters which may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” PROPOSAL 1,”FOR” PROPOSAL 2, “FOR” THE DIRECTOR NOMINEES, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Electronic Voting Instructions

You can vote by Internet OR telephone!  Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 10, 2007.
Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com
•	Follow the steps outlined on the secured website.
Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.